SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☒ Definitive Proxy Statement
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First United Corporation
(Name of Registrant as Specified in Its Charter)

N/A
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                                                                                                                  March 26, 2010

To Our Shareholders:

On behalf of the Board of Directors and the whole First United Team, I cordially invite you to attend the Annual Meeting of Shareholders to be held on Thursday, May 13, 2010, at 10:00 a.m., at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541.  The notice of meeting and proxy statement accompanying this letter describe the specific matters to be acted upon.  In addition, there will be a report on the progress of your Corporation.

Your vote on the matters to be acted upon at the Annual Meeting is important, regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented.  To ensure that your shares are represented, I urge you to execute and return the enclosed Proxy Card or to submit your Proxy by telephone or Internet promptly.  If you attend the meeting, you may withdraw your Proxy and vote in person, if you so desire.

There will be a reception with light refreshments immediately following the meeting for all registered shareholders.  I look forward to seeing you there.

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders on the Internet.  We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Sincerely yours,

WILLIAM B. GRANT
Chairman of the Board &
Chief Executive Officer

P.O. Box 9  Oakland, MD 21550-0009  Telephone 888-692-2654

FIRST UNITED CORPORATION
19 South Second Street
P.O. Box 9
Oakland, Maryland 21550-0009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 26, 2010

To Shareholders of First United Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the “Corporation”) will be held at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541.  The meeting is scheduled for:

THURSDAY, MAY 13, 2010, at 10:00 a.m.

The purposes of the meeting are:

1.
To vote on the election of the five (5) Director nominees named in the attached Proxy Statement and form of Proxy to serve on the Board of Directors until the 2013 Annual Meeting of Shareholders and until the election and qualification of their successors.

2.	To approve a Charter amendment declassifying the Board of Directors;

3.	To ratify the appointment of ParenteBeard, LLC (formerly Beard Miller Company LLP) as the Corporation’s independent auditors for fiscal year 2010.

4.	To consider and approve a non-binding advisory vote on the Corporation’s executive compensation program and policies; and

5.	To transact such other business as may be properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed February 26, 2010 as the record date for purposes of determining shareholders who are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Anyone acting as proxy agent for a shareholder must present a Proxy that has been properly executed by the shareholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Corporation’s Amended and Restated Bylaws, as amended.

By order of the Board of Directors

CARISSA L. RODEHEAVER
Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNITED CORPORATION
19 South Second Street
P.O. Box 9
Oakland, Maryland 21550-0009
(800) 470-4356

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First United Corporation (the “Corporation”) of the accompanying Proxy to be voted at the Annual Meeting of Shareholders to be held on May 13, 2010, at 10:00 a.m. at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541, and any adjournment or postponements thereof.  The cost of soliciting proxies will be borne by the Corporation.  In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Corporation personally or by telephone, telegraph or facsimile.  No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies.  The Corporation may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals.  The approximate date on which this Proxy Statement and the related Proxy Card will be sent or given to shareholders is March 26, 2010.

As used in this Proxy Statement the terms “the Corporation”, “we”, “us”, and “our” refer to First United Corporation and its consolidated subsidiaries unless the context clearly requires otherwise.

OUTSTANDING SHARES; VOTING RIGHTS; QUORUM AND REQUIRED VOTE

Shareholders of record at the close of business on February 26, 2010 (the “Record Date”) of issued and outstanding shares of the Corporation’s common stock, par value $.01 per share (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, the number of outstanding shares of Common Stock entitled to vote is 6,143,640, each of which is entitled to one vote.

The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum.  Withheld votes (in the case of the election of directors), abstentions and broker non-votes will all be counted for purposes of determining whether a quorum is present.

Directors are elected by a majority of all votes cast at the Annual Meeting.  Accordingly, the withholding of a vote for a director nominee, as described in Proposal 1, will constitute a vote against that nominee, but a broker non-vote with respect to the election of directors will have no impact on the outcome of that vote. The approval of the amendment to the Corporation’s Amended and Restated Articles of Incorporation (the “Charter”), as described in Proposal 2, requires the affirmative vote of shareholders holding at least two-thirds of all outstanding shares entitled to be voted at the Annual Meeting.  Thus, abstentions and broker non-votes with respect to Proposal 2 will have the same effect as a vote against Proposal 2.  The ratification of the appointment of the Corporation’s independent registered public accounting firm, as described in Proposal 3, and the approval of the Corporation’s executive compensation as described in the non-binding advisory Proposal 4 each require the affirmative vote of a majority of all votes cast at the Annual Meeting.  Accordingly, an abstention or a broker non-vote with respect to Proposal 3 or Proposal 4 will have no impact on the outcome of those proposals.  The affirmative vote of a majority of all votes cast at the Annual Meeting will be sufficient to approve any other matter properly brought before the Annual Meeting, as described in Proposal 5, unless otherwise provided by applicable law or the Corporation’s governing documents.  Thus, an abstention or a broker non-vote will have no impact on the outcome of any vote pursuant to Proposal 5.

All properly executed Proxies received pursuant to this solicitation will be voted as directed by the shareholders in their Proxies.  If no direction is given in your Proxy, your shares will be voted FOR ALL NOMINEES named in Proposal 1, FOR the amendment of the Charter described in Proposal 2, FOR ratification of the appointment of the Corporation’s independent registered public accounting firm named in Proposal 3, FOR approval of the Corporation’s executive compensation as described in the non-binding advisory Proposal 4, and in the discretion of the proxies as to any other matters that may properly come before the meeting, as described in Proposal 5.

Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised.  Revocation may be accomplished by:  (i) the execution of a later dated Proxy; (ii) the execution of a later casted Internet or telephone vote with regard to the same shares; (iii) giving written notice to Carissa L. Rodeheaver, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009; or (iv) giving written notice to the Secretary in person at the 2010 Annual Meeting.  Any shareholder who attends the 2010 Annual Meeting and revokes his/her proxy may vote in person.  However, attendance by a shareholder at the 2010 Annual Meeting alone will not have the effect of revoking a shareholder’s validly executed Proxy.

Methods of Voting

Shareholders may vote on matters that are properly presented at the 2010 Annual Meeting in four ways:

•	By completing the accompanying form of Proxy and returning it in the envelope provided;
•	By submitting your vote telephonically;
•	By submitting your vote electronically via the Internet; or
•	By attending the 2010 Annual Meeting and casting your vote in person.

For the 2010 Annual Meeting, the Corporation is offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone.  Instead of submitting the accompanying Proxy by mail, shareholders may vote by telephone or via the Internet by following the procedures described on the enclosed Proxy Card.  To vote via telephone or the Internet, please have the accompanying Proxy in hand, and call the number or go to the website listed on the Proxy and follow the instructions.  The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.  Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2010

This Proxy Statement, the accompanying form of Proxy, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2009) are available at http://www.stocktrans.com/eproxy/firstunited2010.  Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Corporation to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Corporation’s Directors, Director nominees and named executive officers (as defined below under “REMUNERATION OF EXECUTIVE OFFICERS”); and (iii) all Directors, Director nominees and executive officers of the Corporation as a group.  Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights).  Except as otherwise noted, the address of each person named below is the address of the Corporation.

	Common Stock Beneficially Owned		Percentage of Outstanding Common Stock
Directors, Nominees and Named Executive Officers:
David J. Beachy	7,308		.12%
M. Kathryn Burkey	5,653	(1)	.09%
Faye E. Cannon	3,116		.05%
Paul Cox, Jr.	2,993		.05%
William B. Grant	10,513	(2)	.17%
Eugene D. Helbig, Jr.	3,090	(3)	.05%
Robert W. Kurtz	2,624	(4)	.04%
Steven M. Lantz	1,839	(5)	.03%
John W. McCullough	6,603		.11%
Elaine L. McDonald	8,609	(6)	.14%
Donald E. Moran	53,837	(7)	.88%
Robin E. Murray.	724	(8)	.01%
Carissa L. Rodeheaver	1,214	(9)	.02%
Gary R. Ruddell	2,389		.04%
I. Robert Rudy	34,992	(10)	.57%
Richard G. Stanton	15,625	(11)	.25%
Robert G. Stuck	4,737		.08%
H. Andrew Walls, III	752		.01%

Directors & Executive Officers as a Group (20 persons)	181,293		2.95%

5% Beneficial Owners:
Firstoak & Company	355,129	(12)	5.78%
P.O. Box 557
Oakland, Maryland 21550

United States Department of the Treasury	326,323	(13)	5.31%
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220

Total	862,745		14.04%

(1)	Includes 247 shares owned by spouse.
(2)
Includes 6,843 shares owned jointly with spouse, 6 shares owned jointly with daughter, 231 shares owned by son, 5 shares owned by daughter, 2,425 shares held in a 401(k) plan account, 405 shares owned by spouse’s IRA, and 218 shares owned by spouse and daughter.

(3)	Includes 523 shares owned jointly with spouse and 2,213 held in a 401(k) plan account.
(4)	Includes 2,295 shares held in a 401(k) plan account and 306 shares owned jointly with spouse.
(5)	Includes 448 shares owned jointly with spouse, 6 shares owned by son and 1,130 shares held in a 401(k) plan account.
(6)	Includes 230 shares held by spouse’s IRA and includes 1,000 shares held by Grantor Trust of which Ms. McDonald is trustee and beneficiary, which shares are pledged to secure a line of credit.
(7)	Includes 25,000 shares owned by spouse.
(8)	Includes 150 shares owned jointly with spouse and 574 shares held in a 401(k) plan account.
(9)	Includes 406 shares held jointly with spouse, 16 shares held by spouse for benefit of a minor child and 790 shares held in a 401(k) plan account.
(10)	Includes 899 shares owned jointly with spouse, 6,771 shares owned by spouse, 4,215 shares owned by daughters, 15,575 shares owned by I.R. Rudy’s, Inc. of which Mr. Rudy is owner.
(11)	Includes 9,008 shares owned jointly with spouse and 1,737 shares held in spouse’s IRA.
(12)
Shares held in the name of Firstoak & Company, as nominee, are administered by the Trust Department of First United Bank & Trust in a fiduciary capacity.  Firstoak & Company disclaims beneficial ownership of such shares.

(13)
Amount represents shares subject to an immediately exercisable common stock purchase warrant issued to Treasury in connection with the Corporation’s participation in Treasury’s Capital Purchase Program.  This warrant is currently underwater, as the exercise price exceeds the current market price of the Corporation’s common stock.

ELECTION OF DIRECTORS (PROPOSAL 1)

The number of Directors constituting the Board of Directors is currently set at 15.  Directors are divided into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office.  Each Director is elected to hold office for a term of three years, and the terms of one class of Directors expire each year.  The terms of Class III Directors expire this year, the terms of Class I Directors expire in 2011, and the terms of Class II Directors expire in 2012.  In all cases, Directors serve until their successors are duly elected and qualify.

Shareholders are being asked to vote for a total of five (5) Director nominees at this year’s Annual Meeting.  Each of the current Class III Directors is standing for re-election.  All Class III Directors were previously elected by shareholders.

No Director or nominee holds any directorship in any other public company.  All current Directors serve on the board of directors of First United Bank & Trust (the “Bank”), the Corporation’s wholly-owned subsidiary.

The following table provides information about the Director nominees, including their ages as of the Record Date, their principal occupations and business experience, and certain other information.  In the event a nominee declines or is unable to serve as a Director, which is not anticipated, the proxies will vote in their discretion with respect to a substitute nominee named by the Board.

Class III Directors (term expires in 2013):

		Occupation	Director
Name	Age	During Past Five Years	Since

M. Kathryn Burkey	59	Certified Public Accountant, Owner,	2005
		M. Kathryn Burkey, CPA

I. Robert Rudy	57	President, Rudy’s Inc.,	1992
		Retail Apparel and Sporting Goods.

Richard G. Stanton	70	Retired. Served as Chairman, President	1985
		and Chief Executive Officer of First United
		Corporation and First United Bank & Trust
		until 1996.

Robert G. Stuck	63	Vice President, Oakview Motors, Inc. - Retired.	1995
		Realtor, Long & Foster Real Estate, Inc.

H. Andrew Walls, III	49	President, Morgantown Printing & Binding;	2006
		Member, MEGBA, LLC.

The Board of Directors recommends that shareholders vote FOR all Director nominees named above.

Information about the Directors whose terms do not expire in 2010, including their ages as of the Record Date, and their principal occupations and business experience for the past five years is listed in the tables below.

Nominees for Class I (term expires in 2011):

		Occupation	Director
Name	Age	During Past Five Years	Since

David J. Beachy	69	Fred E. Beachy Lumber Co., Inc.	1985
		Building Supplies – Retired.

Faye E. Cannon	60	Former Director, Dan Ryan Builders, Inc.,	2004
		Frederick Maryland; Former Chief Executive
		Officer and President of F & M Bancorp,
		Frederick, Maryland – Retired.

Paul Cox, Jr.	70	Owner, Professional Tax Service.	1993

William B. Grant	56	Chairman of the Board, Chief Executive	1995
		Officer (“CEO”), and President of
		the Corporation and the Bank.

John W. McCullough	60	Certified Public Accountant. Retired in 1999	2004
		as Partner of Ernst & Young, LLP.

Nominees for Class II (terms expire in 2012):

		Occupation	Director
Name	Age	During Past Five Years	Since

Robert W. Kurtz	63	Retired President, Chief Risk Officer,	1990
		Secretary and Treasurer of the Corporation
		and the Bank; retired director, Secretary and
		Treasurer of OakFirst Loan Center, Inc. and
		OakFirst Loan Center, LLC, both subsidiaries
		of the Bank.

Elaine L. McDonald	61	Realtor, Long & Foster Realtors	1995

Donald E. Moran	79	Acting President, General Manager, Secretary	1988
		and Treasurer, Moran Coal Corporation.

Gary R. Ruddell	62	President, Total Biz Fulfillment, provides	2004
		business services; Member, Gary R. Ruddell LLC,
		commercial real estate; Member, MSG
		Glendale Properties LLC, residential real estate.

Qualifications of Director Nominees and Current Directors

The following table lists the specific experience, qualifications, other attributes and skills of each of the Corporation’s Directors and the Director nominees that led the Nominating and Governance Committee (the “Nominating Committee”) to determine that such persons should serve on the Board of Directors.

Director	Qualifications/Skills
David J. Beachy	Business experience gained through his ownership and operation of a successful building supply company.
M. Kathryn Burkey
Accounting and business experience gained through her education and CPA certification and through owning and operating a successful accounting firm; director experience gained through her service as past Chairman of the Board of Western Maryland Health System, including service on its Compensation Committee, Audit Committee, and Finance Committee; and her experience as past president of Maryland Association of Certified Public Accountants;

Faye E. Cannon
Banking and business experience gained through her service as past President, CEO and Director of F&M Bancorp; 30 years of experience in the banking industry; and experience gained through banking industry affiliations and prior director service with profit and non-profit boards of directors.

Paul Cox, Jr.	Active community involvement in Washington County, a market area served by the Corporation; and business and tax experience gained through owning and operating a tax preparation business.
William B. Grant
Thirty-two years of banking experience; legal expertise gained through the practice of law; education gained as a graduate of Stonier Graduate School of Banking and as a graduate of Northwestern Trust Graduate School; and his experience as a Certified Financial Planner.

Robert W. Kurtz
Thirty-seven years of banking experience gained through his service as past President, Chief Risk Officer, and Chief Financial Officer of First United Corporation and its affiliates, and service as a director of the Corporation and the Bank since 1990.

John W. McCullough	Financial institution accounting experience gained as a former partner of Ernst & Young, LLP; education gained through his B.S. degree in Accounting from University of Maryland; and CPA certification.
Elaine L. McDonald
Real estate experience gained as a Realtor with Long and Foster; business experience gained through her ownership and operation of Alpine Village Inc. for 21 years; and experience with fundraising activities for national and community based non-profits.

Donald E. Moran
Education gained through his B.A. degree in pre-law, with a split minor in History and Geography, from the University of Maryland; business experience gained as president, secretary, treasurer of Moran Coal Company since 1955; and banking business experience gained as past president of First National Bank of Piedmont.

Gary R. Ruddell
Education gained through his B.A. degree in marketing from University of Maryland and attendance at various Maryland Banking sessions; business experience gained as president and chief executive officer of a successful logistical and back-office support services business; and community involvement through his positions as officer and director of various community organizations.

I Robert Rudy
Education gained through his Bachelor of Business Administration degree from Ohio University; business experience gained through his ownership and operation of Rudy’s, Inc. and as managing member of D.C. Development, LLC and subsidiaries from 1993 to 2008; director experience gained as chairman of the board of Sports Specialists, Ltd, Fairport, NY and as trustee of The Ohio University Foundation; experience gained from and involvement with various societies, boards and commissions, including the Ohio University College of Business Society of Alumni and Friends from 2003 to 2006, Ohio University College of Business Executive Advisory Board since 2006, Ohio University College of Business Global Competitive Program during 2008 and 2009, Ohio University President’s CEO Roundtable, Maryland Fire Prevention Commission – Commissioner, and Oakland Planning and Zoning Commission.

Richard G. Stanton
Banking and business experience gained through 38 years of service with financial institutions, including as past Chief Executive Officer of the Corporation; and active community involvement in Garrett County, a key market for the Corporation.

Robert G. Stuck	Business experience gained through ownership and operation of an automobile dealership; and real estate experience gained as a real estate agent.
H. Andrew Walls, III
Business experience gained as owner and operator of a large printing company for 15 years; active community involvement in Monongalia County, one of the Corporation’s market areas; and director experience gained through his service on the Board of the United Way, the Public Theatre, and the Salvation Army.

Family Relationships Among Directors, Nominees and Executive Officers

Director nominee I. Robert Rudy and Senior Vice President Jeannette R. Fitzwater are siblings.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, an Asset and Liability Management Committee, an Executive Committee, a Strategic Planning Committee, a Compensation Committee, and a Nominating and Governance Committee. These committees are discussed below.

Audit Committee – The Audit Committee is established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr.,  John W. McCullough (Chairperson), Elaine L. McDonald, Richard G. Stanton, and Robert G. Stuck.  The committee is responsible for the hiring, compensation and oversight of the Corporation’s independent auditors, and it also assists the Board in monitoring the integrity of the financial statements, in monitoring the performance of the Corporation’s internal audit function, and in monitoring the Corporation’s compliance with legal and regulatory requirements.  The Board has determined that all audit committee members are financially literate and that Ms. Burkey, Ms. Cannon, and Messrs. McCullough and Stanton each qualify as an “audit committee financial expert” as that term is defined by Item 407 of the SEC’s Regulation S-K.  This committee met 11 times in 2009.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Corporation’s website at www.mybank4.com.

Asset and Liability Management Committee – The Asset and Liability Management Committee consists of M. Kathryn Burkey, William B. Grant, Robert W. Kurtz, John W. McCullough, Donald E. Moran, Gary R. Ruddell, I. Robert Rudy, Richard G. Stanton, and Robert G. Stuck.  The committee reviews and recommends changes to the Corporation’s Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met four times in 2009.

Executive Committee – The Executive Committee consists of David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, William B. Grant, Robert W. Kurtz, Elaine L. McDonald, Gary R. Ruddell, Robert G. Stuck, and H. Andrew Walls, III.  The committee has the authority to review and recommend changes to the Corporation’s Insurance Program, review the Corporation’s compliance with the Charter and Bylaws, monitor the performance of the Corporation and its subsidiaries, and recommend changes to the personnel policies of the Corporation and its subsidiaries.  The Executive Committee is empowered to act on behalf of the full Board between meetings of the Board.  This committee met one time in 2009.

Strategic Planning Committee – The Strategic Planning Committee consists of David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., William B. Grant, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Donald E. Moran, Gary R. Ruddell, I. Robert Rudy, Richard G. Stanton,  Robert G. Stuck and H. Andrew Walls, III.  The committee focuses on long-term planning to insure that management’s decisions take into account the future operating environment, the development of corporate statements of policy, and review of management’s internal and external information and communications systems.  This committee met two times in 2009.

Compensation Committee – The Compensation Committee, which met seven times in 2009, consists of David J. Beachy, M. Kathryn Burkey (Chairperson), Faye E. Cannon, Paul Cox, Jr., John W. McCullough, Donald E. Moran, and Robert G. Stuck.  The committee is responsible for recommending to the Board a compensation policy for the executive officers and directors of the Corporation and its subsidiaries, overseeing the Corporation’s various compensation plans, and recommending changes for executive and Director compensation.  The committee determines executive compensation pursuant to the principles discussed below under “Compensation Disclosure and Analysis” and determines Director compensation by reviewing peer group comparison reports prepared by compensation consultants.  The Board passes on and, where appropriate, approves or ratifies all committee recommendations. The Compensation Committee has adopted a written charter, a copy of which is available on the Corporation’s website at www.mybank4.com.

Nominating and Governance Committee – The Nominating Committee consists of David J. Beachy, Paul Cox, Jr.,  William B. Grant, Robert W. Kurtz, Elaine L. McDonald, Donald E. Moran, and Richard G. Stanton.  The committee is responsible for developing qualification criteria for Directors, reviewing Director candidates recommended by shareholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening individuals qualified to become Directors, recommending to the Board those candidates who should be nominated to serve as Directors, and developing and recommending to the Board the Corporate Governance Guidelines applicable to the Corporation and its subsidiaries.  This Committee met one time in 2009.   The Nominating Committee has a written charter, a copy of which is available on the Corporation’s website at www.mybank4.com.

Director Independence

Pursuant to Rule 4350(c) of The NASDAQ Stock Market Rules (the “NASDAQ Rules”), a majority of the Corporation’s Directors must be “independent directors” as that term is defined by NASDAQ Rule 4200(a)(15).  The Corporation’s Board of Directors has determined that David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., John W. McCullough, Elaine L. McDonald, Donald E. Moran, Gary R. Ruddell, Richard G. Stanton, and Robert G. Stuck are “independent directors”, and these independent Directors constitute a majority of the Corporation’s Board of Directors.  The members of the Compensation Committee and of the Nominating Committee are each an “independent director”.  Each member of the Audit Committee satisfies the independence requirements of NASDAQ Rule 4350(d)(2).  In making these independence determinations, the Board, in addition to the transactions described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, considered the Bank’s purchase of goods from a retailer affiliated with Mrs. Burkey.

Board Leadership and Role in Risk Oversight

The Corporation is a one-bank holding company, and the parent of the Bank, a $1.7 billion community bank serving four counties in Maryland and four counties in West Virginia. Since its inception in 1984, the Corporation has had three CEOs, and each of these CEOs also served as Chairman of the Board.  The Corporation’s predecessor, First United Bank of Oakland, also employed this form of governance for a number of years.

The Corporation has a well-developed and well-seasoned Board of Directors, comprised of the Chairman/CEO and 13 additional Directors, 10 of whom are independent Directors.

The Board believes that the Corporation, like scores of other financial institutions, has been well-served by this form of leadership.  By having one person serve as both Chairman and CEO, the Board believes the Corporation demonstrates to shareholders, customers, employees, vendors, regulators, and other stakeholders that we are under strong leadership, with a single individual setting the tone and having primary responsibility for managing and leading the Corporation.  The Board believes this structure reduces the potential for confusion or duplication of efforts and assures clarity of leadership.

Such a structure is viable when it is reinforced with a strong, competent and independent board of directors as is the case with the Corporation.  As noted above, 10 of the 14 Directors are “independent” as defined by the NASDAQ Rules.  The Board believes that this high percentage of independence, coupled with the fact that only one Director – the Chairman/CEO – is employed by the Corporation, assures an objective and shareholder-based view of the Corporation’s operations.

Of these independent directors, five members qualify as “audit committee financial experts” as defined by SEC rules adopted under the Sarbanes-Oxley Act of 2002.  While the credentials of the entire Board are noted elsewhere, it is worth illustrating the credentials of these five members that make them eligible for this distinction:

1.
M. Kathryn Burkey – Mrs. Burkey is a practicing Certified Public Accountant, with significant experience in audit.  She has also served as chair of the board for Western Maryland Health System.  She is the past president of the Maryland Associates of CPA’s. Mrs. Burkey also serves as chair of the Company’s Compensation Committee.

2.
Faye E. Cannon – Ms. Cannon is the former CEO of Farmers & Mechanics Bank, which was headquartered in Frederick, Maryland. Prior to its merger with Mercantile, Farmers & Mechanics had over $2 billion in assets.

3.
Robert W. Kurtz – Mr. Kurtz retired in December 2009 from First United, after nearly four decades of service.  For the last several years, Mr. Kurtz had served as President & Chief Risk Officer of the Company.

4.
John W. McCullough – Mr. McCullough is a retired partner from the accounting firm of Ernst & Young.  During a significant portion of his career,  Mr. McCullough was heavily engaged in bank audits. Mr. McCullough serves as chair of the Company’s Audit Committee.

5.
Richard G. Stanton – Prior to his retirement in 1996, Mr. Stanton served as Chairman and CEO of the Company.  Since that time, he has remained on the Board of Directors, where he serves on numerous committees.

In an effort to hone their skills, and to assure their continued independence, members of the Board of Directors undertake regular training. A number of methods are employed to provide for in-depth training.  On frequent occasions, internal training is provided to familiarize the Board with regulatory requirements of financial institutions in areas such as Bank Secrecy and Community Reinvestment. Periodically, Directors attend seminars related to banking issues, which offer them the additional benefit of meeting with other Directors of other financial institutions. All Directors have direct access to the American Bankers Association website which enables them to keep abreast of issues pertinent to the banking industry and research banking materials. Finally, plans are underway to incorporate specific board education under a program recently introduced by the Federal Reserve System.

The strength of the Board, and a valuable counter balance to management, is found in the risk management practices employed by the Board, directly and through its various specialized committees. The Board, as part of its oversight and governance functions, regularly reviews risks and appropriate modeling of Asset Liability Management, loan concentrations, liquidity, management succession and capital planning. Consistent with this, the Corporation was one of the early institutions in its market area to name a Chief Risk Officer, having done so in 2006.  Further, in 2009, the Board created a special committee focused on the Corporation’s risk elements. This committee, which meets monthly, reviews classified credits and the appropriate plans for them, as well as examining regulatory mandates and assuring that they are fulfilled.

To assist the Board with tracking and reviewing Board and Committee activities, all Directors have 24/7 access to all policies and reports, all committee and board minutes over the last two years, and numerous reports and models.

To further maintain a level of independence, the Board conducts regular executive sessions. These sessions are lead by the independent chair of the Nominating Committee, Donald Moran.

The governance of the Corporation through a combination of the Chairman and CEO is appropriate also in light of the strength and experience of the Chairman/CEO. Since its beginning, the Corporation has had very experienced individuals in this combined role.  Courtney R. Tusing, the first to have the role, came to it with over 20 years of banking experience, with the majority of them with the Company.  During his tenure, he also served as President of the Maryland Bankers Association. Richard G. Stanton had the position from 1987 to 1996. He had nearly three decades of experience prior to the position, and had served as Director for a number of years. During his tenure, he served on the Government Relations Committee of the American Bankers Association, which enabled him to help formulate banking policy. The Current Chairman and CEO has held the position since 1996, having joined the Board the year before.  With now over 30 years of banking experience, he is past Chairman of the Maryland Bankers Association and is currently on the Board of Directors of the Baltimore Branch of the Federal Reserve Bank of Richmond as well as the America’s Community Bankers Council of the American Bankers Association.

In conclusion, the Board believes that a single leader, serving as Chairman and CEO, together with an overwhelmingly independent Board, is the most appropriate leadership structure for the Corporation. The Board may, from time to time, review this structure under the guidance of the Nominating Committee, reporting up to the Board of Directors. The position is supported by academic research on board governance, which endorses such a structure so long as there exists an independent and well-seasoned board, which exists at First United.1

1  See The Harvard Law School Forum on Corporate Governance and Financial Regulation “Drafting Disclosure Relating to Board Leadership and Risk Oversight”, Posting by Jeffrey Stein, King & Spaulding,  January 3, 2010

Director Compensation

The following table provides information about compensation paid to or earned by the Corporation’s Directors during 2009 that were not also “named executive officers” (as defined below).

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(2)(3)	Total ($)
David J. Beachy	26,400	4,994	-	174	31,560
M. Kathryn Burkey	32,100	4,994	-	274	37,368
Faye E. Cannon	30,500	4,994	-	974	36,468
Paul Cox, Jr.	28,800	4,994	-	1,274	35,068
Raymond F. Hinkle (4)	24,400	4,994	-	524	29,918
John W. McCullough	33,900	4,994	-	174	39,068
Elaine L. McDonald	24,500	4,994	-	174	29,668
Donald E. Moran	31,900	4,994	-	699	37,593
Gary R. Ruddell	24,400	4,994	-	174	29,568
I. Robert Rudy	25,800	4,994	-	174	30,968
Richard G. Stanton	26,900	4,994	-	174	32,068
Robert G. Stuck	26,900	4,994	-	174	32,068
H. Andrew Walls, III	28,000	4,994	-	749	33,743

(1)
The amounts shown in this column relate to the grant of 435 fully-vested shares of common stock to each non-employee director in 2009 and reflect the aggregate grant date fair value of that award computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation”.  See Note 1 to the consolidated audited financial statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards.

(2)	Certain Directors are required to travel significantly greater distances than others to attend Board and committee meetings. The amounts shown include a travel allowance paid to these Directors.
(3)
The amounts shown also reflect $174 for each director, representing the cash dividends paid in 2009 on the shares of common stock that were granted in 2009 and reflected in the "Stock Awards" column of this table.

(4)	Mr. Hinkle’s fees represent amounts paid for service as an honorary director in 2009.

Directors who are not employees of the Corporation or the Bank receive $400 for attending each meeting of the Corporation’s Board and $400 for attending each meeting of a committee on which the Director serves.  Outside Directors also receive an annual retainer fee of $10,000.  The Chairperson of each of the Audit Committee (Mr. McCullough), Compensation Committee (Mrs. Burkey) and Nominating Committee (Mr. Moran) receives an additional annual retainer of $2,500.  All Directors also serve on the board of directors of the Bank.  Outside directors of the Bank receive $400 for attending each meeting of the Bank’s Board and $300 for attending each meeting of a Bank Board committee on which the director serves.  All Directors are permitted to participate in the Corporation’s non-qualified Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”).  The material terms of the Deferred Compensation Plan are discussed below under the heading “COMPENSATION DISCUSSION AND ANALYSIS”.

Attendance at Board Meetings

The Board of Directors held 11 Board meetings in 2009.  Each Director who served as such during 2009 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

Director Recommendations and Nominations

The Nominating Committee will from time to time review and consider candidates recommended by shareholders.  Shareholder recommendations should be labeled “Recommendation of Director Candidate” and be submitted in writing to:  Carissa L. Rodeheaver, Corporate Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of the Corporation’s capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, (v) the number of shares of the Corporation’s capital stock beneficially owned by the candidate; and (iv) the candidate’s written consent to be considered as a candidate.   Such recommendation must be received by the Corporate Secretary no less than 150 days nor more than 180 days before the date of the Annual Meeting of Shareholders for which the candidate is being recommended.  For purposes of this requirement, the date of the meeting shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year.

Candidates may come to the attention of the Nominating Committee from current Directors, executive officers, shareholders, or other persons.  The Nominating Committee does not have a formal policy under which it considers the diversity of candidates for directorship when making nomination recommendations.  The Nominating Committee periodically reviews its list of candidates available to fill Board vacancies and researches the talent, skills, expertise, and general background of these candidates.  In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, the need for particular expertise on the Board, and whether the Corporation’s market areas are adequately represented by Board members.  In nominating director candidates, the Nominating Committee generally seeks to choose individuals that have skills, education, experience and other attributes that will compliment and/or broaden the strengths of the existing directors.

In 2003, the Corporation created an “advisory council” consisting of local business owners in each of the geographic regions that we serve.  The primary purpose of the advisory council is to tap the knowledge and experience of the advisory council members to better market in, expand into and serve our market areas.  From time to time, promising Director candidates come to the attention of the Nominating Committee through their service on the advisory council, although such service is not a requirement of being considered for nomination.  A person is typically appointed to the advisory council by the Board after being nominated by a Director, a member of our management team, or another advisory council member.

Whether recommended by a shareholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board.  The Nominating Committee’s goal in selecting nominees is to identify persons that possess complimentary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness.  A candidate, whether recommended by a Corporation shareholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance.  Certain Board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Corporation.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating Committee or nominated by the Board of Directors.  A shareholder who is entitled to vote for the election of Directors and who desires to nominate a candidate for election to be voted on at a Meeting of Shareholders may do so only in accordance with Section 4 of Article II of the Corporation’s Amended and Restated Bylaws, which provides that a shareholder may nominate a Director candidate by written notice to the Chairman of the Board or the President not less than 150 days nor more than 180 days prior to the date of the meeting of shareholders called for the election of Directors which, for purposes of this requirement, shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year.  Such notice shall contain the following information to the extent known by the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for Director; and (g) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and

Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, including the outside Directors, by sending a letter to First United Corporation Board of Directors, c/o Carissa L. Rodeheaver, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland, 21550.  The Secretary will deliver all shareholder communications directly to the Board of Directors for consideration.

The Corporation believes that the Annual Meeting of Shareholders is an opportunity for shareholders to communicate directly with Directors and, accordingly, expects that all Directors will attend each Annual Meeting of Shareholders.  If you would like an opportunity to discuss issues directly with our Directors, please consider attending this year’s Annual Meeting of Shareholders.  The 2009 Annual Meeting of Shareholders was attended by 13 persons who served on the Board of Directors as of the date of that meeting.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2009 with the Corporation’s management; (ii) discussed with ParenteBeard LLC, the Corporation’s independent auditors, all matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and the letter from ParenteBeard LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding ParenteBeard LLC’s communications with the Audit Committee concerning its independence, and discussed with ParenteBeard LLC its independence.  The Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.  Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2009 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

By:	AUDIT COMMITTEE

M. Kathryn Burkey
Faye E. Cannon
Paul Cox, Jr.
John W. McCullough
Elaine L. McDonald
Richard G. Stanton
Robert G. Stuck

EXECUTIVE OFFICERS

Information about the Corporation’s executive officers is set forth below.  All officers are elected annually by the Board of Directors and hold office at its pleasure.  Unless indicated otherwise, officers serve in the same capacities for the Corporation and the Bank.

William B. Grant, age 56, serves as Chairman of the Board, CEO and President.  Mr. Grant has been Chairman of the Board and CEO since 1996, and as President since December 16, 2009.  Prior to holding these positions, he served as Secretary and Executive Vice President.

Robert W. Kurtz, age 63 serves as a Director and served as the President, Chief Risk Officer, Secretary, and Treasurer until his retirement on December 15, 2009.  Mr. Kurtz has been a Director since 1990 and served as President, Secretary, and Treasurer since 1997.  Mr. Kurtz served as Chief Financial Officer (the “CFO”) from 1997 to December 31, 2005.  Prior to holding these positions, he served as Chief Operating Officer and Executive Vice President.

Jeannette R. Fitzwater, age 49, serves as Senior Vice President and Director of Corporate Services.  Ms. Fitzwater was appointed to these positions in 1997.  Prior to this time, she served as First Vice President, Director of Marketing, and Regional Sales Manager of the Bank.

Eugene D. Helbig, Jr., age 57, serves as Senior Vice President and Senior Trust Officer.  Mr. Helbig was appointed Senior Vice President in 1997 and Senior Trust Officer in 1993.  Prior to serving in these capacities, he served as First Vice President of the Bank.

Steven M. Lantz, age 52, serves as Senior Vice President and Director of Lending.  Mr. Lantz was appointed to these positions in 1997. Prior to this time, he served as First Vice President and Commercial Services Manager of the Bank.

Robin M. Murray, age 51, serves as Senior Vice President and Director of Retail Banking.  Ms. Murray was appointed to this position in 2006.  From 1997 until 2006, she served as the Bank’s Vice President & Director of Marketing and Retail Sales and Marketing Retail Service Manager.

Carissa L. Rodeheaver, age 43, serves as Executive Vice President, CFO, Secretary and Treasurer.  Ms. Rodeheaver, who is a Certified Public Accountant, was appointed CFO on January 1, 2006, Executive Vice President on March 19, 2008, and Treasurer and Secretary on December 16, 2009.  Prior to these times, Ms. Rodeheaver served as Trust Officer of the Bank from 1992 to 2000, as Vice President and Trust Department Sales Manager of the Bank from 2000 to 2004, and as Vice President and Assistant Chief Financial Officer of the Corporation from 2004 to December 31, 2005.  In addition to her service with the Corporation, Ms. Rodeheaver owns and operates Country Treasures, an unincorporated retail seller of home furnishings and décor, Rodeheaver Rentals, an unincorporated entity that owns and leases commercial and residential real property, and several residential apartments that she leases to tenants.

Jason Rush, age 38, serves as a Senior Vice President and Chief Risk Officer and Director of Operations & Support.  Mr. Rush has been employed by the First United organization since October of 1993.  Prior to his current position, Mr. Rush served as Vice President, Director of Operations & Support since March 2006, and before that as Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006; Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004; Assistant Vice President and Community Office Manager from April 2001 to April 2004; Community Office Manager from August 1998 to April, 2001; Customer Service Officer from March 1997 to July 1998; Assistant Compliance Officer from July 1995 to February 1997; and Management Trainee from October 1993 to July 1995.  Mr. Rush also serves as the Treasurer of Rush Services, Inc., a family-owned business in which he has no ownership interest.  He also participates with his brother in farming and land investment.

COMPENSATION DISCUSSION AND ANALYSIS

Both the Corporation and the Bank maintain various compensation plans and arrangements for their respective employees.  All of the Corporation’s executive officers are also executive officers of the Bank.  Where appropriate, these plans and arrangements are structured to apply to employees of the consolidated group.

Overview of Compensation Philosophy and Objectives

The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that the Company maintains strong links between executive pay and performance.  Examples of procedures and actions that the Compensation Committee utilizes include:

•	Incorporating executive sessions (without management present) into all Compensation Committee meetings;
•	Using an independent compensation consultant to advise on executive compensation issues;
•	Reviewing and realigning from time to time compensation structures based on targeting median competitive pay;
•	Reviewing peer group performance comparisons;

•	Performing annual reviews for all executive officers;
•	Reviewing and revising from time to time short-term incentive plan for members of executive management to insure payments are aligned with corporate performance;
•	Monitoring established parameters for the long-term incentive plan for members of executive management and insures the plan is aligned with shareholder interests.
•	Performing a semi–annual review of all employee incentive compensation plans

Role of the Compensation Committee and Management

Role of the Compensation Committee

The Compensation Committee of the Corporation’s Board of Directors is composed of a minimum of three independent Directors and is appointed each year by the Corporation’s Board, considering the recommendation of the Nominating and Governance Committee and the views of the Chairman of the Board and CEO, as appropriate.  The duties of the Compensation Committee, which are detailed in its charter, are to oversee executive compensation and benefit plans and policies, administer cash-based incentive and equity-based plans, and annually review and recommend for approval by the Board all compensation decisions relating to the executive officers, including the Chairman and CEO, the CFO, and the other “named executive officers” (as defined below).  The Compensation Committee submits its decisions regarding compensation to the independent Directors of the Board for approval or ratification.

Seven members of the Corporation’s Board of Directors sit on the Compensation Committee, each of whom is an independent director as defined by the NASDAQ Stock Market Rules.  The Compensation Committee meets throughout the year (seven times in 2009) and also takes action by written consent when necessary or appropriate.  The Chair of the Compensation Committee reports on committee actions at meetings of the Company’s Board.

The Compensation Committee reviews all compensation components for the Company’s CEO and other executive officers, including base salary, annual incentive awards, equity grants, benefits and other perquisites.  In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise each executive’s total compensation package.  The Compensation Committee also examines all incentive compensation plans at least semi-annually to insure that such plans do not encourage employees to take unnecessary or excessive risks that threaten the Corporation’s value.

The Compensation Committee reviews CEO performance and makes decisions regarding the CEO’s compensation.  The CEO makes recommendations on other executives to the Compensation Committee who then reviews these recommendations and, if approved, submits such recommendations to the Board for ratification.   Input and data from the CEO, CFO, members of our Human Resources Department and outside consultants and advisors are provided as a matter of practice and as requested.

The Compensation Committee has the authority and resources to obtain, independent of management, advice and assistance from internal and external legal, human resource, accounting or other experts, advisors, or consultants as it deems desirable or appropriate.

Role of Management

The Compensation Committee occasionally requests one or more members of top management to be present at Compensation Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated.  Executives are free to provide insight, suggestions or recommendations regarding executive compensation.  However, only Compensation Committee members are allowed to vote on decisions regarding executive compensation during the executive sessions.

The Compensation Committee meets with the CEO to discuss his own performance and compensation package.  Decisions regarding his package are made solely based upon the Compensation Committee’s deliberations, as well as input from the compensation consultant, as requested by the Committee.  The Compensation Committee considers recommendations from the CEO, as well as input from the compensation consultant as requested, to make decisions regarding other executives.

Elements of Executive Compensation

In 2009, the elements of annual compensation for named executive officers consisted of base salary, performance-based annual cash incentive awards (Executive Pay for Performance Plan, or “EPP Plan”), and both executive-specific and broad-based employee benefits.  The material terms and processes for determining each compensation component are described below.  The following discussion summarizes the terms of these arrangements as originally adopted or implemented.  It should be noted, however, that some of these plans, and the amounts or benefits payable thereunder, are restricted because of our participation in the Troubled Asset Relief Program Capital Purchase Program (“TARP”) of the U.S. Department of the Treasury (the “Treasury”).  These restrictions will terminate if and when the Treasury disposes of all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) that it holds.  These restrictions, as they relate to each of our affected plans and arrangements, are discussed in more detail below.  Additional details of these restrictions are discussed below under “REMUNERATION OF EXECUTIVE OFFICERS - Impact of Recent Legislation on Executive Compensation.”

Salary – Executive salaries are evaluated periodically by the Compensation Committee and are based upon an array of quantitative and qualitative factors including functional area management, contribution to overall financial results, and leadership development.   In addition, a compensation study is completed periodically to compare executive salaries to the median salaries of a peer group consisting of financial institutions of similar size and within a designated geographic area.  The Compensation Committee also considers recommendations from the Chairman and CEO regarding salaries for those executives reporting directly to him.  Historical and prospective breakdowns of the salary history for each executive officer are provided to the Compensation Committee as requested.  Consideration is also given to the current economic environment and the overall performance of the Corporation.  It is the Compensation Committee’s intention to set executive salaries at levels sufficient to attract and retain a strong, motivated leadership team.

Executive Pay for Performance Plan –The EPP Plan is our annual cash incentive award program which is intended to reward executives for our overall performance rather than the individual performance of participants.  The Compensation Committee establishes annual performance metrics for the EPP Plan in conjunction with the budgetary approval process by the Board of Directors that are intended to reflect core financial objectives.  In previous years, these goals were functions of earnings per share, return on equity, operating income as a percentage of net revenue, efficiency ratio and growth in Community Oriented Business Owners (“COBO”) relationships.  The EPP Plan divides executive officers into targeted award tiers that reflect the executives’ management roles and a comparison of their total compensation with comparable total compensation packages for similar positions within our peer group.  Each award tier contemplates a specific target award, which is a percentage of salary, along with a threshold award and a stretch award.  Whether an award is actually paid, and its amount, depends on whether and the extent to which the annual performance goals are met.  An award can be the target award if the performance goals are met, can be more than the target award, or the stretch award, if the performance goals are exceeded, in whole or in part, and can be less than the target award, or the threshold award, if the performance goals are not met, in whole or in part.  If the performance goals fall below the levels set for the threshold award, no award is paid.  Additionally, actual results must achieve the threshold level for at least one of the ROE or EPS goals or the Plan will not pay out any awards, regardless of the performance of other goals.

The EPP provides for the claw-back of an award if the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation with any financial reporting requirement under applicable securities laws or applicable accounting principles.  In such case, each participant who received an award under the EPP is required to return to the Corporation his or her award to the extent the accounting restatement shows that a smaller award should have been paid.  Additionally, if it is found that a participant willfully engaged or is willfully engaging in any activity that was or is injurious to the Corporation or its affiliates, then the participant is required to forfeit eligibility for an award for the plan year in which that determination is made.  If it is determined that the activity occurred during a plan year for which the participant received an award under the EPP, then, subject to any provision of the Corporation’s deferred compensation plan that does not permit the forfeiture of amounts deferred into such plan, the participant must return the award to the Corporation.

At year-end, the Compensation Committee reviews the Corporation’s performance for the year and makes a determination as to whether awards under the EPP are payable for the year.  If so, awards are paid in the first quarter of the following year.

Notwithstanding the foregoing, our ability to pay or accrue bonuses under the EPP Plan with respect to our five most highly compensated employees was prohibited as of February 11, 2009 because of our participation in TARP except to the extent such an employee had a legally binding right to receive payment under an award as of February 11, 2009. Additionally, the Treasury regulations adopted under TARP mandate that any bonus awards paid to our named executive officers and the next 20 most highly-compensated employees be subject to an unrestricted, unconditional claw-back in the event it is determined that the bonus payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Equity-Incentive Compensation – In 2008, the Compensation Committee adopted the Long-Term Incentive Program (the “LTIP”) as a sub-plan of the Corporation’s Omnibus Equity Compensation Plan that was adopted at the 2007 annual meeting of shareholders.

The purposes of the LTIP are to reward participants for increasing shareholder value of the Corporation, to align interests with shareholders, and to serve as a retention tool for key executives.   More specifically, the objectives of the LTIP are to:

•	Motivate and reward senior management for increasing long-term shareholder value.
•	Create a strong focus on pay-for-performance by ensuring that a significant portion of total compensation is subject to the risk of forfeiture if performance goals are not satisfied.
•	Position total compensation to be competitive with the market for meeting defined performance goals.
•	Enable us to attract and retain talent needed to drive its success.

The Compensation Committee believes that awards which vest based on our performance align the interests of executive officers with shareholder interests.  Accordingly, under the LTIP, a participant will receive an award of shares of performance-vesting stock (“Performance Shares”).  The value of the award is a specified percentage of the participant’s salary as of the date of the grant and reflects the executive’s management role.

For each grant, the Compensation Committee will establish a performance goal for a three-year performance period (the “Performance Period”), beginning January 1 of the year in which the grant is made, and the minimum threshold (stated as a percentage of the performance goal) that must be met for the award to vest.  The vesting is “all or nothing”, in that Performance Shares will vest only if the Corporation achieves the threshold goal and then only if the executive is employed by the Corporation on the vesting date, except for termination due to death, disability or retirement.  All Performance Shares will lapse unless the specified threshold is met.

Achievement of the threshold for a grant will be determined by the Compensation Committee after the Corporation files its Annual Report on Form 10-K containing audited financial statements for the last year of the Performance Period related to the grant.

Any unvested award will terminate and lapse in the event it is determined that a participant (i) knowingly participated in the altering, inflating, and/or inappropriate manipulation of performance or financial results of the Corporation for any fiscal year or (ii) willfully engaged in any activity injurious to the Corporation.  In addition, in the event of item (i), the participant must forfeit and return to the Corporation all Performance Shares under an award to the extent the award vested based on the altered, inflated, or manipulated financial results.  Additionally, if an award has vested and the Corporation is thereafter required to restate its financial statements in respect of any period covered by the performance period for that award due to the material noncompliance with any applicable financial reporting requirements, including securities laws, then the award will be adjusted to give retroactive effect to the restatement.  In such case, a participant who received a distribution under the award must forfeit and return to the Corporation that portion of the award that the restatement shows should not have been earned; provided, however, that unless required by law no participant or former participant will be required to return any portion of any award to the extent it was paid more than three years prior to the date the Corporation determines that a restatement is required.

Notwithstanding the foregoing, our ability to grant equity compensation under the LTIP to our five most highly compensated employees was prohibited as of February 11, 2009 because of our participation in TARP except to the extent one of these employees had a legally binding right to receive an award as of February 11, 2009.  Additionally, the Treasury regulations adopted under TARP mandate that any awards under the LTIP granted to our named executive officers and the next 20 most highly-compensated employees be subject to an unrestricted, unconditional claw-back in the event it is determined that the award vested based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

401(k) Profit Sharing Plan – In furtherance of our belief that every employee should have the ability to accrue valuable retirement benefits, we adopted the 401(k) Profit Sharing Plan, which is available to all employees, including executive officers.  Employees are automatically entered in the plan on the first of the month following completion of 30 days of service to the Corporation and its subsidiaries.  Employees have the opportunity to opt out of participation or change their deferral amounts under the plan at any time. In addition to contributions by participants, the plan contemplates employer matching and the potential of discretionary contributions to the accounts of participants.  We believe that matching contributions encourage employees to participate and thereby plan for their post-retirement financial future.  Beginning with the 2008 plan year, we have enhanced the match formula to 100% on the first 1% of salary reduction and 50% on the next 5% of salary reduction.  This match is accrued for all Participants, including executive officers, immediately upon entering the plan on the first day of the month following the completion of 30 days of employment.  The employee must be a plan participant and be actively employed on the last day of the plan year to share in the employer matching contribution.

Pension Plan – All employees are eligible to participate in the Pension Plan, which is a qualified defined benefit plan, upon completion of one year of service and the attainment of the age of 21.  Retirement benefits are determined using an actuarial formula that takes into account years of service and average compensation.  Normal retirement age for the defined benefit pension plan is 65 years of age with the availability of early retirement at age 55. Pension benefits are fully vested after five years of service.  A year of service is defined as working at least 1,000 hours in a plan year.

Supplemental Executive Retirement Plan – The Bank adopted the Supplemental Executive Retirement Plan (the “SERP”) to ensure that executives reach a targeted retirement income.  The SERP recognizes the value that our executives bring to the organization and rewards them for their long-term service commitments. The SERP is available only to a select group of management or highly compensated employees, including the named executive officers.  The SERP was created to overcome qualified plan regulatory limits or the “reverse discrimination” imposed on highly compensated executives due to IRS contribution and compensation limits.  In connection with the Change in Control Severance Plan (the “Severance Plan”) that was adopted in February 2007, the Compensation Committee decided to credit each of the current named executive officers with 24 years of service, regardless of actual years of service, to minimize certain income taxes imposed under Section 280G of the Internal Revenue Code (the “Code”) that could arise in connection with a separation from service.  In the event a named executive officer voluntarily terminates employment without good reason, his or her credited years of service will revert to actual years of service as of the date of termination.  Future participants in the plan will be credited with actual years of service.  The Compensation Committee excluded the SERP benefits payable to Mr. Grant from the Code Section 280G limitation in recognition of his importance to our organization and the fact that the risk that he would be terminated following a change in control is likely greater than for other executives.

The SERP benefit is equal to 2.5% of the executive’s Final Pay for each year of service through age 60 (up to a maximum of 24 years) plus 1% of Final Pay for each year of service after age 60 (up to a maximum of 5 years), for a total benefit equal to 65% of Final Pay.  The Compensation Committee chose this plan design to provide competitive retirement benefits and to encourage long and faithful service.  The SERP was designed primarily to supplement benefits payable under the Pension Plan and, as such, we felt that it would be most appropriate to measure SERP benefits using an actuarial formula (i.e., years of service and final pay) similar to that used under the Pension Plan.  Accordingly, the SERP benefits are offset by any accrued benefits payable under the Pension Plan and 50% of the social security benefits received by the participant.  For purposes of the SERP, “Final Pay” means a participant’s annual salary for the year in which a Separation from Service (as defined in the SERP) occurs plus the greater of (i) the maximum targeted cash bonus for that year or (ii) the actual cash bonus paid for the year immediately preceding the year in which the Separation from Service occurred.  However, because of our participation in TARP, we have determined that the calculation of “Final Pay” for any of our five most highly compensated employees cannot take into account an award tier that is greater than the tier that was in effect as of February 11, 2009.

The normal retirement SERP benefit is paid following Normal Retirement, which is defined as a Separation from Service (as defined in the SERP) after attaining age 60 and providing at least 10 years of service.  Each participant is entitled to elect, upon initial participation, whether to receive the benefit in a single lump sum or in the form of a lifetime annuity, a 10-year guaranteed payment lifetime annuity, a 50% joint and survivor annuity, a 75% joint and survivor annuity, or a 100% joint and survivor annuity.  Annuity payments will be made on a monthly basis and are subject to actuarial adjustments.  Payments under a lifetime annuity will be determined based on the expected remaining number of years of life for the annuitant and actuarial tables as of the time the annuity begins.  Payments under any form of annuity other than a lifetime annuity will be determined using the same actuarial equivalent assumptions used for the Pension Plan.  If a participant fails to make an election, then he or she will receive the benefit as a lifetime annuity.

A participant vests in his or her accrued normal retirement SERP benefit upon 10 years of service, upon Normal Retirement, upon a Separation from Service due to Disability (as defined in the SERP), and upon the participant’s death.  Upon a Separation from Service following a Change in Control (as defined in the SERP) and a subsequent Triggering Event (as defined in the SERP), a participant will vest in the greater of (i) 60% of Final Pay or (ii) his or her accrued normal retirement SERP benefit through the date of the Separation from Service.

Generally, the distribution of a participant’s SERP benefit will begin following the participant’s Normal Retirement.  If the participant suffers a Separation from Service due to death or following a Disability, then the participant or his or her designated beneficiaries will receive a lump sum payment equal to the actuarial equivalent of his or her accrued SERP benefit.  If the participant suffers a Separation from Service other than due to “Cause” (as defined in the SERP) after 10 years of service but prior to Normal Retirement, then he or she will receive the normal retirement SERP benefit that has accrued through the date of the Separation from Service at age 60, in the form elected.  If the participant suffers a Separation from Service following a Change in Control and subsequent Triggering Event, then the distribution of his or her normal retirement SERP benefit that has accrued through the date of the Separation from Service will begin, in the form elected, once the participant reaches age 60.  If the participant dies following the commencement of distributions but prior to the complete distribution of his or her vested and accrued SERP benefit, then distributions will be paid to his or her beneficiaries only if he or she chose a joint and survivor annuity form of distribution or a 10-year guaranteed payment lifetime annuity (and then only until the guaranteed payments have been made).

A participant will lose all SERP benefits if he or she is terminated for Cause (as defined in the SERP).  In addition, each participant has agreed that the receipt of any SERP benefits is conditioned upon his or her (i) refraining from competing with the Corporation and its subsidiaries in their market areas for a period of three years following his or her Separation from Service, (ii) refraining from disclosing the Corporation’s confidential information following a Separation from Service, and (iii) remaining available to provide up to six hours of consultative services for twelve months after his or her Separation from Service.  Items (i) and (iii) do not apply, however, if the Separation from Service results from a Change in Control and subsequent Triggering Event.  If a participant breaches any of these conditions, then he or she is obligated to return all SERP benefits paid to date plus interest on such benefits at the rate of 10% per year.

If the participant dies prior to retirement, the SERP benefit will be reduced by the amount of any death benefit payable to the participant’s designated beneficiaries under the Supplemental Life Insurance benefit provided through the Bank Owned Life Insurance (“BOLI”) policies.  The SERP and supplemental insurance were designed in tandem so that in no event will the sum of the SERP benefit paid upon death and the insurance benefits paid under the BOLI policy exceed the normal retirement SERP benefit earned to date of death.  (See description of BOLI policy below).

Split Dollar Life Insurance (through BOLI) – The Bank purchased policies of BOLI, which are insurance policies on the lives of officers, to help offset the costs of providing benefits under all benefit plans and arrangements.  The Bank is the sole owner of these BOLI policies, has all rights with respect to the cash surrender values of these BOLI policies, and is the sole death beneficiary under these BOLI policies.  Because we believe that it is important to reward officers for their loyalty and service, we have agreed to assign a portion of the cash benefits payable under these BOLI policies to their estates in the event they die while employed.  The insurance benefit for each of the Bank’s executive officers is the present value of the projected SERP benefit at normal retirement age (as defined in the plan) reduced by the participant’s projected income tax on that benefit.  For non-executive officers, the benefit is $25,000.

The BOLI benefits program and the SERP were adopted several years ago after consultation with Charon Planning, a benefits and BOLI administration firm hired by the Board of Directors.  Although management was involved in the consultative process, major decisions with respect to these plans, including the decision to adopt and implement them, were made by the Board of Directors.

Deferred Compensation Plan–Each of our directors and those executives selected by the Compensation Committee are permitted to participate in the Amended and Restated Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan permits directors and executives to elect, each year, to defer receipt of up to 100% of their directors’ fees, salaries and bonuses, as applicable, to be earned in the following year.  The deferred amounts are credited to an account maintained on behalf of the participant (a “Deferral Account”) and are deemed to be invested in certain investment options established from time to time by the Compensation Committee.  Additionally, the Corporation may make discretionary contributions for the benefit of a participant to an Employer Contribution Credit Account (the “Employer Account”), which will be deemed to be invested in the same manner as funds credited to the Deferral Account.  Each Deferral Account and Employer Account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested, less any applicable expenses and taxes.  All funds are held in a Rabbi Trust.  To date, the Corporation has not made any discretionary contributions to the Employer Account.

A participant is at all times 100% vested in his or her Deferral Account.  The Corporation is permitted to set a vesting date or event for the Employer Account, and such date may be based on the performance by the participant of a specified number of completed years of service with the Corporation, may be based on the participant’s performance of specified service goals with respect to the Corporation, may be limited to only certain termination of employment events (e.g., involuntary termination, those following a change of control, etc.), or may be based on any other standard, at the Corporation’s sole and absolute discretion.  Notwithstanding the foregoing, a participant will become 100% vested in his or her Employer Account if he or she terminates employment (or, in the case of a participant who is a non-employee director, terminates membership on the Board of Directors) because of death or Total and Permanent Disability (as defined in the Deferred Compensation Plan).   Each participant will also become 100% vested in his or her Employer Account in the event of a Change in Control (as defined in the Plan).  To date, the Corporation has not made any contributions to the Employer Account of any participant.

Generally, a participant is entitled to choose, pursuant to an election form, the date on which his or her account balances are to be distributed, subject to any restrictions imposed by the Corporation and the trustee under the Rabbi Trust in their sole and absolute discretion and applicable law.  If a participant fails to select a distribution date, then distributions will begin on or about the date of the participant’s termination of employment or director status with the Corporation.  The participant may choose whether his or her account balances are to be distributed in one lump sum or in ten equal annual installments.  If a participant fails to elect a payment date or the method of payment, then the account balances will be distributed in one lump sum following termination of employment.  If distributions are made in installments, then the undistributed balance will continue to be deemed invested in the chosen investment options, and the accounts will be credited or debited accordingly, until all amounts are distributed.

If a participant dies or experiences a Total and Permanent Disability before terminating his or her employment or director status with the Corporation and before the commencement of payments, then the entire balance of the participant’s accounts will be paid to the participant or to his or her named beneficiaries, as applicable, as soon as practicable following death or Total and Permanent Disability.  If a participant dies after the commencement of payments but before he or she has received all payments to which he or she is entitled, then the remaining payments will be paid to his or her designated beneficiaries in the manner in which such benefits were payable to the participant.  Upon a Change in Control, the entire balance of a participant’s accounts will be paid in a single lump sum payment.

The Deferred Compensation Plan provides for limited distributions in the event of certain financial hardships.

Change in Control Severance Plan—Each of the executive officers of the Corporation participates in the Severance Plan and has entered into individual Change in Control Severance Agreements.  The Severance Plan is administered by the Compensation Committee.  Each Severance Agreement generally provides that, if the participant’s employment is terminated by the Corporation without “Cause” (as defined in the Severance Agreement) or by the participant for “Good Reason” during the period commencing on the date that is 90 days before a “Change in Control” (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”), he or she will be entitled to receive a lump sum cash payment equal to two times (2.99 times for Mr. Grant) his or her Final Pay, the immediate vesting of all equity-based compensation awards that have been granted to the participant, continued coverage for 24 months under the Corporation’s group health and dental plan (or, if the participant is not eligible for such coverage, a monthly cash payment equal to the monthly premium for a similar policy), and outplacement services for up to 12 months.

The term “Good Reason” is defined in each Severance Agreement, but generally includes a material and adverse change to the participant’s employment status, position or duties, a 10% or greater reduction to his or her base salary or targeted bonus, the failure by the Corporation to maintain an employee benefit plan in which the participant was participating at the time of the Change in Control (other than because of the expiration of its normal term) or the taking of any other action by the Corporation that has a material and adverse impact on the participant’s participation in or benefits under any such plan, a requirement that the participant relocate more than 50 miles from his or her office immediately prior to the Change in Control, and the failure by any successor to the Corporation to assume the Severance Plan.  In addition, Mr. Grant’s Severance Agreement provides that “Good Reason” also includes the termination of his status as the Chief Executive Officer of a company whose stock is traded on a national securities exchange.

For all participants other than Mr. Grant, the Severance Agreement provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs).  In the event the amount of the benefits payable to Mr. Grant under his Severance Agreement and all other arrangements the payment of which is deemed to be contingent on a Change in Control exceeds 2.99 times his annualized includable compensation for the base period, he will be entitled to a tax gross-up payment from the Corporation to cover any excise tax imposed by Section 4999 of the Code or any similar state or local tax law, and any interest or penalties payable with respect to such taxes, on the amount of such benefits and the gross-up tax payment.

Each Severance Agreement has an initial three-year term and automatically renews for additional one-year terms unless the Corporation provides the participant with six-month prior notice of its intention to not renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period.  Additionally, if a participant’s employment is terminated other than for Cause during the Protection Period, the Severance Agreement will continue until the end of the Protection Period notwithstanding the then current term.  The Severance Plan and the Severance Agreements may be amended by the Board of Directors at any time, except that an amendment generally may not be made without a participating participant’s written consent if such amendment would adversely affect the participant’s interests.  Any amendment may be made without a participant’s consent, however, if the amendment is required to comply with applicable law.

Notwithstanding the foregoing, the ability of our named executive officers to receive benefits under the Severance Plan and his or her Severance Agreement was suspended because of our participation in TARP.  The Treasury regulations adopted under TARP prohibit any “golden parachute payment” to the named executive officers and the next five most highly compensated employees, and the term “golden parachute payment” means any payment for the departure of the employee from the Corporation for any reason, or any payment due to a change in control of the Corporation.

Perquisites – Perquisites are provided to executive officers at the discretion of the Compensation Committee and are reviewed periodically.  In 2009, perquisites provided to executive officers, including the named executive officers, included the payment of a long-term disability insurance policy premium which is paid for all full-time employees.  In addition, Mr. Grant was provided with the use of a company-owned automobile.

2009 Compensation Decisions (Analysis and Actions)

2009 Base Salaries

Base compensation is targeted to recognize each executive officer’s value, performance and historical contributions to our success in light of salary standards in the marketplace.  During 2008, the Compensation Committee continued to work with PM&P to provide ongoing comprehensive market analysis of executive compensation, as well as expert advice and counsel on the various components of total compensation for executives.  The Committee reviewed the base salary of the CEO, considering market data provided by PM&P, financial performance of the corporation and collective performance reviews by the Board of Directors related to the CEO’s performance.  The Committee reviewed base salaries for the other executive officers based on individual performance reviews conducted by the CEO, market data provided by PM&P and salary increase recommendations made by the CEO.

2009 Executive Pay for Performance Plan Awards

The 2009 targeted performance goals under the EPP Plan were as follows:

–	Return on shareholder’s equity: 11.87%
–	Earnings per share: $2.12
–	Efficiency ratio: 63.27%
–	Operating Income as a Percentage of Net Revenue: 26.2%
–	Growth of COBO Relationships: 6.5%

The incentive award is allocable as follows: 30% to achievement of the goal for return on shareholders’ equity, 30% to the goal for earnings per share, 15% to the goal for efficiency ratio, 15% to the goal for operating income as a percentage of net revenue and the remaining 10% to the goal for growth of COBO relationships.  Incentive awards are based on position and range of responsibility with named executives receiving payments as outlined in the table below.  The threshold goal for all executives was 90% of target goal performance, and the stretch performance goal was 120% of target goal performance.  The Compensation Committee conditioned all awards on the Corporation’s attainment of the threshold goal for either return on equity or earnings per share.

The following table shows the potential threshold, target and stretch incentive awards (as percentage of base salary) for meeting the incentive goals:

	Threshold %	Target %	Stretch %
William B. Grant	20%	40%	50%
Carissa L. Rodeheaver	15%	30%	37.5%
Steven M. Lantz	10%	20%	25%
Robin E. Murray	10%	20%	25%
Eugene D. Helbig	10%	20%	25%
Robert W. Kurtz	15%	30%	37.5%

The actual financial results for 2009 were as follows:

–	Return on shareholders’ equity of -11.02%
–	Earnings per common share of -$2.08
–	Efficiency ratio of 104.69%
–	Operating Income as a % of Net Revenue, exclusive of securities losses of 30.1%
–	Growth of COBO Relationships of 5.38%

At the end of the year, the CEO provided the Compensation Committee with a summary of performance relative to the key financial results for the incentive plan, as well as other key financial measures related to performance.

As stated above, our ability to pay or accrue bonuses under the EPP Plan with respect to our five most highly compensated employees was prohibited as of February 11, 2009 because of our participation in TARP except to the extent one of these employees had a legally binding right to receive payment under an award as of February 11, 2009.  Although

EPP Plan award levels were established for 2009, no EPP Plan awards were paid because of this restriction and because the 2009 performance goals were not satisfied.

Equity-Incentive Compensation

No equity awards were made in 2009 under the LTIP.  In the future, because of our participation in TARP, no future equity awards may be made to any of our five most highly compensated employees unless they meet the vesting and other requirements imposed under the Treasury regulations adopted under TARP.  Generally, these regulations prohibit the full vesting of any equity award before the Treasury disposes of all its shares of our Series A Preferred Stock.

At mid-year 2009, the Compensation Committee reviewed our financial performance for 2008 and our projected financial performance for 2009 and 2010 and determined that it was unlikely that the LTIP awards made in 2008 would vest in 2010.  Accordingly, the 2008 awards were canceled and the expense accrual associated with these awards was reversed.

Other 2009 Decisions

The Compensation Committee chose not to make any discretionary profit sharing contributions or payments in 2009 under the 401(k) Profit Sharing Plan due to the increase in the 401(k) plan match formula which was effective January 1, 2008.

Competitive Review and Benchmarking

During 2009, PM&P continued to provide updates to allow us to monitor how our compensation levels compare to our competitors.  The peer group used in 2009 included 20 institutions with asset sizes ranging from approximately one-half to two times our size, similar regional locations and similar business models.  The objective is to position our compensation programs at approximately the median. The 2009 peer group was as follows:

ACNB Corporation	Franklin Financial Services
American National Bankshares	Harleysville National Corporation
First Chester County Corporation	VIST Financial Corporation
City Holding Company	Orrstown Financial Services
Citizens & Northern Corporation	Peoples Bancorp Inc.
Camco Financial Corporation	Sandy Spring Bancorp
First Mariner Bancorp	Severn Bancorp, Inc.
First Community Bancshares	Shore Bancshares, Inc.
CNB Financial Corporation	Summit Financial Group
Cardinal Financial Corporation	Univest Corporation of Pennsylvania

Our peer group will be reviewed periodically and may change slightly depending on changes in the market place, acquisitions, divestitures and our business focus and/or the makeup of our peers.

Relationship Between Our Performance and Executive Compensation

The Compensation Committee believes that the compensation paid to executive officers should be closely tied to our performance on both a short-term and long-term basis.  Overall, we believe that a performance-based compensation program can assist us in attracting, motivating and retaining the quality executives critical to long-term success.  Accordingly, our goal is to structure our total compensation programs to provide a significant focus on enhancing overall financial performance.  As in prior years, this was accomplished in 2009 through the EPP Plan, although, as discussed above, our ability to make cash-based performance awards under the EPP Plan was severely limited because of our participation in TARP.  In 2008, long-term equity incentive awards were added to align the interests of executive officers with the interests of shareholders and encourage a long-term perspective of performance.  As noted above, such long-term equity incentive awards were not granted in 2009.  Going forward, we expect to explore and possibly alter our compensation practices in light of the restrictions we face because of our participation in TARP to ensure that we remain competitive.

Equity/Security Ownership Requirements

We encourage our directors and officers to maintain an ownership stake in the Corporation, but we do not require our officers to satisfy any minimum stock ownership level.  Under Maryland banking law, however, each director of the Bank must own stock of the Corporation equal to at least $500.

Accounting and Tax Considerations

The timing of the distribution of some or all of these severance benefits may be subject to a six-month waiting period under Section 409A of the Code to the extent the participant is considered to be a “key employee” of the Corporation.

Section 409A of the Code imposes certain restrictions on the manner and timing of distributions to participants who are “key employees” of the Corporation under non-qualified deferred compensation plans and arrangements, including a prohibition against paying benefits to a key executive for six months following his or her separation from service.  In June 2008 and November 2008, respectively, we amended the Severance Plan and the Deferred Compensation Plan to ensure that they comply with Section 409A of the Code.  If an executive is entitled to nonqualified deferred compensation that are subject to Section 409A and such compensation does not comply with Section 409A, then the compensation is taxable in the first year it is not subject to a substantial risk of forfeiture.  In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the compensation includible in income.  In addition, with the exception of Mr. Grant, we structured the Severance Plan and the related Severance Agreements so as to minimize the risk that the total compensation paid to an executive in connection with a change in control transaction would exceed the limit established pursuant to Internal Revenue Code Section 280G.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee certifies that:

1.
It has reviewed, with our senior risk officers, the senior executive officer (as defined in 12 C.F.R. Part 30, the “SEOs”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of First United Corporation;

2.	It has reviewed, with our senior risk officers, the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to First United Corporation; and

3.
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of First United Corporation to enhance the compensation of any employee.

A narrative description of each SEO compensation plan that we maintain is contained in the Compensation Discussion and Analysis, which is incorporated herein by reference.  The Compensation Committee also examines all incentive compensation plans at least semi-annually to insure that such plans do not encourage employees to take unnecessary or excessive risks that threaten the Corporation’s value.

As with the compensation arrangements with SEOs, each compensation arrangement with the general employee base that contemplates the payment of performance-based compensation contains a claw-back provision.  Under the claw-back provision, an employee is required to forfeit or repay any compensation to the extent it was earned or paid (i) because the employee knowingly participated in the altering, inflating, and/or inappropriate manipulation of performance or financial results of the Corporation or willfully engaged in any activity injurious to the Corporation, or (ii) as a result of materially inaccurate financial statements.

By:	COMPENSATION COMMITTEE

M. Kathryn Burkey, Chairman
David J. Beachy
Faye E. Cannon
Paul Cox, Jr.
John W. McCullough
Donald E. Moran
Robert G. Stuck

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Persons who served as Directors and who performed the functions of the Compensation Committee at any time during the last completed fiscal year are:  David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., Raymond F. Hinkle, John W. McCullough, Elaine L. McDonald, Donald E. Moran and Robert G. Stuck.  None of these Directors served as an officer or employee of the Corporation during 2009, had any other relationship requiring disclosure pursuant to Item 407 of the SEC’s Regulation S-K, or had any relationship subject to disclosure pursuant to Item 404 of the SEC’s Regulation S-K.

REMUNERATION OF EXECUTIVE OFFICERS

The following table sets forth for the last fiscal year the total remuneration for services in all capacities awarded to, earned by, or paid to the Corporation’s CEO, its CFO, and its three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers as of December 31, 2009 and whose total compensation (excluding changes in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during 2009 (the CEO, CFO and such other officers are referred to as the “named executive officers”).  Additionally, the table includes compensation information for Robert W. Kurtz, who served as President, Chief Risk Officer, Treasurer and Secretary through December 15, 2009.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Stock Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and non- qualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
William B. Grant,	2009	257,500	-	-	29,017	8,404	294,921
Chairman/CEO/	2008	257,500	103,000	-	160,266	10,937	531,703
President (1)	2007	250,000	-	100,000	-	9,705	359,705
Carissa L.	2009	182,000		-	70,354	6,777	259,131
Rodeheaver, EVP /	2008	182,000	54,600	-	45,216	7,567	289,383
CFO	2007	145,796	-	29,500	58,620	5,360	239,276
Steven M. Lantz,	2009	170,000		-	166,191	7,011	343,202
SVP / Chief Lending	2008	170,000	34,000	-	73,749	8,057	285,806
Officer	2007	162,500	-	32,500	-	7,062	202,062
Eugene D. Helbig	2009	140,000	-	-	99,636	6,835	246,471
SVP / Senior Trust	2008	140,000	28,000	-	138,014	7,419	313,433
Officer	2007	125,000	-	25,000	-	6,736	156,736
Robin E. Murray,	2009	148,000	-	-	-	5,866	153,066
SVP / Director of	2008	148,000	29,600	-	39,342	6,736	223,678
Retail Banking	2007	140,000	-	25,833	140,573	5,006	311,412
Robert W. Kurtz,	2009	181,267	-	-	288,180	3,517	472,964
President/CRO (6)	2008	176,000	52,800	-	-	3,279	232,079
	2007	170,000	-	51,000	-	3,583	224,583

(1)	Mr. Grant also serves as a director of the Corporation and of the Bank but receives no separate remuneration for such service.
(2)
The amounts relate to the grant of performance based equity awards granted under the LTIP and reflect the aggregate grant date fair value of those awards computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation”.  See Note 1 to the consolidated audited financial statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of equity awards.  These awards were terminated and reversed effective June 30, 2009 because the Corporation deemed it unlikely that they would vest in 2010.

(3)	Represents amounts earned during the year under the EPP.
(4)
Amounts represent changes in the present value of the accumulated benefit (PVAB) under the Pension Plan and the SERP from the previous year end.  Changes in value for the Pension Plan were:  Mr. Grant, $63,975 for 2009, $67,518 for 2008, $50,828 for 2007; Ms. Rodeheaver, $26,370 for 2009, $19,126 for 2008, $11,338 for 2007; Mr. Lantz, $38,883 for 2009, $35,537 for 2008, $53,695 for 2007, Mr. Helbig, $46,903 for 2009, $41,660 for 2008, and $70,169 for 2007; Ms Murray, $44,084 for 2009, $33,097 for 2008, and $35,260 for 2007; and Mr. Kurtz, $110,596 for 2009, $96,252 for 2008, and $126,461 for 2007.  Changes in value for the SERP were:  Mr. Grant, -$40,194 for 2009, $92,748 for 2008, and $-501,990 for 2007;Ms. Rodeheaver, $43,984 for 2009, $26,090 for 2008, and $47,282 for 2007; Mr. Lantz, $126,297 for 2009, $38,212 for 2008, and -$174,148 for 2007; Mr. Helbig, $52,733 for 2009, $96,354 for 2008, and -$248,733 for 2007; Ms Murray, -$48,645 for 2009, $6,245 for 2008, and $105,313 for 2007; Mr. Kurtz, $177,584 for 2009, -$361,709 for 2008, and -$182,001 for 2007.  Mr. Grant and Mr. Lantz had non-qualified deferred compensation plan earnings in 2009 of $5,236 and $1,012, respectively, in 2008 of $10,697 and $951 and in 2007 of $10,070 and $590.

(5)
Amounts include premiums related to BOLI and group term life insurance available to all employees and matching contributions to the 401(k) plan.  The dollar value of premiums related to the BOLI benefits plan and the Corporation’s group life insurance program available to all employees is as follows:  Mr. Grant, $1,601 for 2009, $2,887 for 2008, and $882 for 2007; Ms. Rodeheaver, $396 for 2009, $309 for 2008, and $248 for 2007; Mr. Lantz, $1,025 for 2009, $1,017 for 2008, and $1,328 for 2007; Mr. Helbig, $1,778 for 2009, $1,634 for 2008 and $2,200 for 2007; Ms. Murray, $763 for 2009, $798 for 2008, and $573 for 2007; Mr. Kurtz, $3,517 for 2009, $3,583 for 2008, and $3,583 for 2007.  Matching contributions made by the Corporation for the named executive officers under the 401(k) Profit Sharing Plan are as follows:  Mr. Grant, $6,803 for 2009, $8,050 for 2008, and $8,823 for 2007; Ms. Rodeheaver, $6,381 for 2009, $7,258 for 2008, and $5,112 for 2007; Mr. Lantz, $5,986 for 2009, $7,040 for 2008, and $7,446 for 2007; Mr. Helbig, $5,057 for 2009, $5,785 for 2008 and $3,888 for 2007; Ms. Murray, $5,103 for 2009, $5,938 for 2008, and $4,433 for 2007; Mr. Kurtz, $0 for 2009, $0 for 2008, and $0 for 2007.

(6)
Mr. Kurtz retired from the Company and the Bank on December 15, 2009 but continues to serve on the Boards of Directors of those entities.  The amount shown in the "Salary" column reflects the amount of salary actually earned through his retirement date plus $5,267 earned in 2009 for service to the Boards after December 15, 2009, which amount includes $1,100 in director’s fees and a pro-rated director retainer of $4,167.

The various elements of executive compensation are summarized below and, where an element involves a written plan or agreement, are qualified in their entireties by such plan or agreement.

Employment Arrangements

All executive officers are employed on an at-will basis and are not parties to any written employment agreement.  Executive compensation consists of three principal elements:  (i) base salary; (ii) incentive compensation, consisting of amounts payable under the EPP and (iii) a long-term equity element, consisting of an award of performance-vesting stock under the LTIP.   Executive officers are also entitled to participate in the SERP, the Split Dollar Life Insurance/BOLI arrangement, and the Deferred Compensation Plan, as well as employee benefits that the Corporation makes available to all eligible employees, including health, dental and vision insurance, long-term disability insurance, and group term life insurance.  In addition, Mr. Grant was provided the use of a company-owned automobile.

Salaries proposed to be paid in 2010 to the named executive officers are as follows:  Mr. Grant, $257,500; Ms. Rodeheaver, $182,000; Mr. Lantz, $170,000; Ms. Murray, $148,000 and Mr. Helbig, $140,000.

Performance Awards – EPP Plan and LITP

As mentioned above, the Corporation maintains an EPP Plan that pays cash awards to executives when the Corporation attains certain performance goals, and it also maintains a LTIP that pays shares of stock to executives when the Corporation attains certain performance goals.  The following table provides information about grants under the EPP Plan for which award levels were established in 2009 and scheduled to be paid in 2010 pursuant to those grants upon satisfaction of the performance goals discussed above.  As also noted above, however, our ability to pay these awards was prohibited (as of and after February 11, 2009) because of our participation in TARP and because the 2009 performance goals were not satisfied.  No equity awards were granted under the LTIP in 2009, and the equity awards granted in 2008 were reversed in June 2009 because the Corporation determined that it was unlikely that these awards would vest in 2010.

GRANTS OF PLAN-BASED AWARDS
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum
Mr. Grant	1/1/2009	$51,500	$103,000	$128,750
Ms. Rodeheaver	1/1/2009	27,300	54,600	68,250
Mr. Lantz	1/1/2009	17,000	34,000	42,500
Mr. Helbig	1/1/2009	14,000	28,000	35,000
Ms. Murray	1/1/2009	14,800	29,600	37,000
Mr. Kurtz	1/1/2009	26,400	52,800	66,000

Bank-Owned Life Insurance

BOLI is insurance on the lives of the Bank’s executive and certain other officers.  The Bank purchased BOLI policies in the aggregate amounts of $18 million in 2001, $2.3 million in 2004, and $2.8 million in 2006.  Participation in the BOLI benefits program can be terminated for any reason, at any time, by either the Bank or the covered officer.  The Bank terminates each covered officer’s participation at retirement.  The current death benefits payable to the beneficiaries of the named executive officers for split dollar insurance is as follows:  Mr. Grant, $455,000; Ms. Rodeheaver, $125,541; Mr. Lantz, $335,000; Mr. Helbig, $290,000, and Ms Murray, $250,000.  Mr. Kurtz’s entitlement to BOLI benefits was terminated upon his retirement.

Pension Benefits

All employees are eligible to participate in the Pension Plan upon completion of one year of service and the attainment of the age 21.  A year of service is defined as the completion of 12 consecutive months of employment during which the employee worked at least 1,000 hours.  Full vesting occurs after five years of service.

Information about the benefits payable to each of the named executive officers under the Pension Plan and the SERP is provided in the following table.

PENSION BENEFITS
Name	Plan Name	Number of years credited service (#) (1)	Present value of accumulated benefit ($) (2) (3)	Payments during last fiscal year ($)
Mr. Grant	Pension Plan	31	553,905	-
	SERP	24	694,605	-
Ms. Rodeheaver	Pension Plan	18	103,328	-
	SERP	24	154,290	-
Mr. Lantz	Pension Plan	23	309,924	-
	SERP	24	382,834	-
Mr. Helbig	Pension Plan	24	397,083	-
	SERP	24	437,136	-
Ms. Murray	Pension Plan	27	185,012	-
	SERP	24	277,983	-
Mr. Kurtz	Pension Plan	37	1,090,453	-
	SERP	27	177,587	-

(1)
The maximum number of credited years of services under the SERP is capped at 24 years until age 60, after which the participant may be credited with additional years of service for each year worked thereafter, up to 29 years.  The credited years of service under the SERP for Ms. Rodeheaver and Mr. Lantz exceed their actual years of service by six years and one year, respectively.  The differences between the credited years SERP value and the actual years SERP value for these officers are:  $145,122 for Ms. Rodeheaver; and $43,048 for Mr. Lantz.

(2)
The amounts listed as the present accumulated benefits for SERP reflect the dollar for dollar offset for the accumulated benefits payable under the Pension Plan and 50% of the estimated social security benefits to be received by the participant and are based on actual years of service. In calculating the present value of accumulated benefits for SERP, the following assumptions were used: Mortality – 1994 GAR; discount rate of 6.0%; assumed retirement age of 60 or attained age if later; annuity factor at retirement based on 5% discount.

(3)
All employees are eligible to participate in the pension plan upon completion of one year of service and the attainment of the age 21.  A year of service is defined as the completion of twelve consecutive months of employment during which the employee worked at least 1,000 hours.  In calculating the present value of the accumulated benefits for the pension plan, the following assumptions were used: Mortality – RP-2000; discount rate of 6.00%; assumed retirement age of 65; normal form of benefit – 10 year certain and continuous annuity. Compensation limits under 401(a) (17) are taken into account for these calculations.

For information about benefits that would be paid to each of the named executive officers (other than Mr. Kurtz, who retired on December 15, 2009) under the SERP upon a separation from service as of December 31, 2008, see the table that is included below under “Benefits Upon a Separation From Service” and the discussion below entitled “Impact of Recent Legislation on Executive Compensation”.

Deferred Compensation Plan

Each of the named executive officers is eligible to participate in the Deferred Compensation Plan.  The following table provides information relating to amounts deferred by or for the benefit of the named executive officers in 2009 under the Deferred Compensation Plan.  The named executive officers are 100% vested in their plan accounts.

NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY (1) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Mr. Grant	-	-	5,326	-	282,254
Ms. Rodeheaver	-	-	-	-	-
Mr. Lantz	12,500	-	1,012	-	50,691
Mr. Helbig	-	-	-	-	-
Ms. Murray	-	-	-	-	-
Mr. Kurtz	-	-	-	-	-

(1)
This column represents the investment income on the aggregate account balance in the named officer’s account for the last fiscal year.  Balances are invested in various managed asset portfolio [MAP] accounts, selected by the named officer, in the Trust department of First United Bank & Trust.

Benefits Upon a Separation from Service

The table that follows shows the estimated present value of benefits (as of December 31, 2009) that could be payable to the named executive officers (other than Mr. Kurtz) under the Severance Plan, the SERP, and the BOLI benefits program upon a separation from service (without regard to the limitations on severance payments discussed below under “Impact of Recent Legislation on Executive Compensation”).  The Severance Plan contemplates a cash benefit and employee benefit continuation, although the Corporation is currently prohibited from paying any benefits under the Severance Plan because of its participation in TARP.  As discussed above, subject to certain conditions, participants in the SERP are entitled to receive their vested benefits (offset by Pension Plan benefits, 50% of social security benefits and, in the case of death, benefits paid under the BOLI benefits program described above) if they suffer a separation from service other than for cause.  No SERP benefits are payable if a participant’s separation from service was for cause.  Except in the cases of a separation from service due to death or disability, the payment of SERP benefits does not commence until the later of normal retirement or attainment of age 60.

Name	Reason for Termination	Severance Plan Cash Benefit ($)	Severance Plan Benefit Continuation ($) (3)	Estimated SERP Benefit ($) (1) (2)	Estimated BOLI Benefit ($)	Total ($)
Mr. Grant	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	1,077,895	8,404	694,605	-	1,780,904
	Death	-	-	239,605	455,000	734,799
	Voluntary termination without good reason	-	-	694,605	-	694,605
Ms. Rodeheaver	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	473,200	11,916	299,412	-	784,528
	Death	-	-	173,871	125,541	299,412
	Voluntary termination without good reason	-	-	154,290	-	154,290
Mr. Lantz	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason
	reason	408,000	11,916	425,882	-	845,798
	Death	-	-	90,882	335,000	425,882
	Voluntary termination without good reason	-	-	382,834	-	382,834
Mr. Helbig	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	336,000	8,404	451,766	-	796,170
	Death	-	-	161,766	290,000	451,766
	Voluntary termination without good reason	-	-	437,136	-	437,136
Ms. Murray	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	355,200	8,404	277,983	-	641,587
	Death	-	-	27,983	250,000	277,983
	Voluntary termination without good reason	-	-	277,983	-	277,983

(1)
SERP benefits payable upon a separation from service due to death are reduced dollar for dollar by the BOLI benefits payable at death.  Accordingly, the amounts shown as the Estimated SERP Benefit have been reduced to reflect the amounts shown in the column entitled “Estimated BOLI Benefit ($)”.

(2)
The SERP benefit payable to any named executive officer who terminates his or her employment without good reason is based on actual years of service rather than 24 years of credited service.  Accordingly, benefits shown for Ms. Rodeheaver and Mr. Lantz in connection with a voluntary termination without good reason are based on actual years of service of 18 and 23 respectively. Messrs. Grant and Helbig and Ms. Murray have over 24 years of service.
(3)
Change of Control agreements provide for two years of continued coverage under the corporations health, dental & vision plans under the same provisions as if they were still employees.  Benefits are calculated at current rates and current cost sharing formulas, as futures costs are unknown.  Amounts reflect the value of two years of coverage.

Role of Compensation Consultants

The Compensation Committee engages independent consultants throughout the year to provide services so that it can monitor, assess and establish executive compensation.  In 2009, the Compensation Committee engaged, directly, Pearl Meyer & Partners (“PM&P”), an executive and board compensation consulting firm.  This consultant reported directly to the Compensation Committee.  The Compensation Committee may independently engage any advisors it needs for issues related to executive compensation and benefits.

During 2009, PM&P provided the Compensation Committee with updated information with respect to the comprehensive total compensation review for executives and directors that was provided in 2007.  The Compensation Committee also requested ongoing advice, data and perspectives from PM&P regarding market and best practices on issues related to executive and director compensation during 2009.  This advice was requested and utilized as needed to support the Compensation Committee’s decisions and review processes.

Impact of Recent Legislation on Executive Compensation

On January 30, 2009, the Corporation participated in TARP by selling shares of our Series A Preferred Stock”) to Treasury and issuing a 10-year common stock purchase warrant (the “Warrant”) to Treasury.  As part of these transactions, we adopted Treasury’s standards for executive compensation and corporate governance for the period during which Treasury holds any shares of the Series A Preferred Stock and/or any shares of common stock that may be acquired upon exercise of the Warrant.  On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “Recovery Act”) was signed into law, which, among other things, imposed additional restrictions on the payment of executive compensation by institutions that participate in TARP.  The Recovery Act’s restrictions apply to the Corporation for as long as Treasury holds any of the Series A Preferred Stock (the “Covered Period”).

Treasury’s standards under EESA for executive compensation apply to the Corporation’s named executive officers and include:  (i) a prohibition on incentive compensation plans and arrangements for named executive officers that encourage unnecessary and excessive risks that threaten the value of the Corporation; (ii) a clawback of any bonus or incentive compensation paid (or under a legally binding obligation to be paid) to a named executive officer on materially inaccurate financial statements or other materially inaccurate performance metric criteria; (iii) a prohibition on making “golden parachute payments” to named executive officers; and (4) an agreement not to claim a deduction, for federal income tax purposes, for compensation paid to any of the named executive officers in excess of $500,000 per year.

The Recovery Act continued all of the same compensation and governance restrictions imposed under EESA, and added substantially to these restrictions in several areas.  The new standards include (but are not limited to):  (i) prohibitions on bonuses, retention awards and other incentive compensation to certain of the Corporation’s five most highly compensated employees, other than restricted stock grants, in an amount not more than one-third of the employee’s total annual compensation which do not fully vest during the Covered Period; (ii) prohibitions on making severance payments to any named executive officer or any of the Corporation’s next five most highly compensated employees; (iii) an expanded clawback of bonuses, retention awards, and incentive compensation if payment is based on materially inaccurate statements of earnings, revenues, gains or other criteria; (iv) prohibitions on compensation plans that encourage manipulation of reported earnings; (v) retroactive review of bonuses, retention awards and other compensation previously provided by Capital Purchase Program participants if found by the Treasury to be inconsistent with the purposes of such program or otherwise contrary to public interest, (vi) required establishment of a company-wide policy regarding “excessive or luxury expenditures”; and (vii) inclusion in a CPP participant’s proxy statements for annual shareholder meetings of a non-binding “Say-on-Pay” proposal to allow a shareholder vote to approve the compensation of executives.

Accordingly, for so long as Treasury holds any shares of the Series A Preferred Stock, the Corporation may not (i) pay any Severance Plan benefits to the named executive officers or (ii) make payments under the EPP or, unless future awards comply with the above requirements, the LTIP to our five most highly compensated employees.  Each of the named executive officers other than Ms. Murray is among the Corporations’ five most highly compensated employees.

In addition, the rules adopted in furtherance of TARP require our Compensation Committee to periodically review our executive compensation programs to determine and address, if necessary, the risks inherent in those programs and to include certifications regarding the same in its report that appear in our proxy statements.  The CEO and the CFO are required to make certain certifications in our Annual Reports on Form 10-K relating to the foregoing reviews and to the Corporation’s general compliance with the rules adopted in furtherance of TARP.

It is impossible to predict when, if at all, Treasury will dispose of the Series A Preferred Stock.  At the time of our participation in TARP, Treasury’s stated intention was to sell the Series A Preferred Stock as it is able to do so, and we have filed a Registration Statement on Form S-3 with the SEC (File No. 333-157562) to register the Series A Preferred Stock and the Warrant for resale, and this registration statement is currently effective.  The Recovery Act permits the Corporation to repay TARP assistance at any time after consulting with the Federal Reserve Bank of Richmond.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions since January 1, 2009

During the past year, the Bank has had banking transactions in the ordinary course of its business with certain Directors and officers of the Corporation and with their associates.  These transactions were on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others.  Except as discussed in the following paragraph, all extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

           In addition to the foregoing, Morgantown Printing & Binding (“MP&B”), a corporation owned by director H. Andrew Walls, III, and a trust established for the benefit of his minor children, provides various printing, fulfillment, and related services to the Corporation.  Total fees paid by the Corporation to MP&B in 2009 were $432,799.  These fees relate to the printing of marketing materials, account statements, and other routine items as well as providing a fulfillment service to the Corporation.  The Corporation has again retained MP&B in 2010 to provide these and other services, for which it expects to pay approximately $500,000.  Management believes that all of the foregoing transactions with MP&B are or will be on terms that are substantially similar to those that would be available if an unrelated third-party were involved.

Review, Approval and Ratification of Related Party Transactions

NASDAQ Rule 4350(h) requires the Corporation to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Corporation’s Audit Committee or another “independent body” of the Board of Directors.  The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Corporation is a participant and the amount involved exceeds $120,000, and in which any Director, Director nominee, or executive officer of the Corporation, any holder of more than 5% of the outstanding voting securities of the Corporation, or any immediate family member of the foregoing persons will have a direct or indirect interest.  The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Corporation.

In addition, federal and state banking laws impose review and approval requirements with respect to loans made by the Bank to its directors and executive officers and their related interests.  The paragraphs that follow contain only a summary of these laws and are qualified in their entirety by the statutory text and the text of any related regulations.

Under the Federal Reserve Board’s Regulation O, the Bank is prohibited from making any loan to any of its directors or executive officers or the directors or executive officers of the Corporation in amounts that exceed (i) the excess of the greater of $25,000 or 5% of the Bank’s capital and unimpaired surplus or (ii) $500,000 (taking into account all loans to the insider and his or her related interests), unless the loan is approved by the Bank’s board of directors (with the interested party abstaining).  Loans to the directors and executive officers of the Corporation’s other subsidiaries are not subject to these approval requirements as long as the Bank’s Bylaws or its board of directors exempts such person from participating in policymaking functions of the lending institution and such person does not in fact participate, the subsidiary does not control the lending institution, and the assets of the subsidiary do not constitute more than 10% of the consolidated assets of the Corporation (determined annually).

Section 5-512 of the Financial Institutions Article of the Maryland Code requires the board of directors of the Bank to review and approve all non-commercial loans to directors of the Bank and their partnerships and corporations, all loans to executive officers of the Bank and their partnerships and corporations, and all non-consumer loans to employees of the Bank and their partnerships and corporations.  In addition, the Bank’s board of directors semi-annually reviews the total indebtedness of each Director and executive officer of the Corporation.

The Corporation and the Bank have adopted written policies and procedures to ensure compliance with the foregoing restrictions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Corporation’s executive officers and Directors, and persons who beneficially own more than 10% of the Corporation’s Common Stock, are required to file certain reports regarding their ownership of Common Stock with the SEC.  Based solely on a review of copies of such reports furnished to the Corporation, or written representations that no reports were required, the Corporation believes that, during the fiscal year ended December 31, 2009, such persons timely filed all reports required to be filed by Section 16(a) except that David J. Beachy filed one late Form 4 (covering the sale of stock).

AMENDMENT OF THE CHARTER TO DECLASSIFY THE BOARD OF DIRECTORS (Proposal 2)

At the Annual Meeting, shareholders will be asked to adopt a resolution approving an amendment to the Charter to declassify the Board of Directors, a copy of which is attached to this proxy statement as Appendix A and incorporated herein by reference.  Article FIFTH of the Charter currently provides that directors are divided into three classes with respect to the time for which they are to hold office.  Directors of each class serve for staggered three-year terms, such that only one class of directors stands for re-election each year.  The term of the Class III directors is scheduled to expire at this Annual Meeting.  The term of the Class I directors is scheduled to expire at the 2011 Annual Meeting and the term of the Class II directors is scheduled to expire at the 2012 Annual Meeting.  Because of the classified Board structure, shareholders have the opportunity to vote on only roughly one-third of the directors each year.

The Corporation’s Board of Directors has unanimously advised and approved, and is proposing to the shareholders for approval, an amendment to Article FIFTH of the Charter to eliminate the classified Board structure.  The text of the proposed amendment is attached to this Proxy Statement as Appendix A.  If approved by the shareholders, the amendment will become effective upon the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland (“SDAT”) containing the proposed amendment, which the Corporation intends to file promptly after shareholder approval is obtained.  Directors elected prior to the effectiveness of the amendment (which include all of our current directors) will stand for election for one-year terms once their then-current terms expire.  In addition, the Board of Directors will adopt a corresponding amendment to Section 3 of Article II of the Corporation’s Bylaws. As discussed below, because the transition to annual election of directors will be phased-in over time, the Board will not be fully declassified until after the 2013 Annual Meeting.

Reasons for the Proposal

The Board of Directors is committed to good corporate governance.  Accordingly, in determining whether to propose the declassification of the Board as described above, the Board carefully reviewed the various arguments for and against a classified Board structure.

The Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging directors to take a long-term perspective, and reducing a company’s vulnerability to coercive takeover tactics.  The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to shareholders, as such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote.  In addition, the Board recognizes that some investors consider adoption of a declassified board structure an emerging corporate governance “best practice” trend.  The Board noted that many U.S. public companies have eliminated their classified board structures in recent years.

In view of the considerations described above, the Board of Directors determined that it is in the best interests of the Corporation and its shareholders to eliminate the classified Board structure as proposed. The Board also determined that the declassification should be implemented in stages so as not to shorten the terms of the directors elected prior to the effectiveness of the amendment, including at the 2010 Annual Meeting, and to ensure a smooth transition.  Accordingly, the Board adopted and declared advisable the proposed Charter amendment that is the subject of this Proposal 2.  The Board has also approved a conforming amendment to the Bylaws.

If shareholders do not approve the proposed amendment, then the Board will remain classified.

Required Vote

As discussed above, the adoption of the Charter amendment requires the affirmative vote of shareholders holding at least two-thirds of all outstanding shares of common stock entitled to be voted at the Annual Meeting.  Brokers and other fiduciaries who hold your shares do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker or other fiduciary as to how to vote on this Proposal 2, then your broker or other fiduciary will deliver a non-vote.  Broker non-votes and abstentions, if any, will be counted for purposes of determining the presence of a quorum but will be treated as a vote against Proposal 2.  Accordingly, it is very important for every shareholder to vote his or her shares.

Dissenters’ Rights.

Under the Maryland General Corporation Law, shareholders will not have any dissenters’ or appraisal rights in connection with this amendment to the Charter.

The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the Charter to declassify the Board.

RATIFICATION OF APPOINTMENT OF PARENTEBEARD LLC AS THE CORPORATION’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)

Shareholders are being asked to ratify the Audit Committee’s appointment of ParenteBeard LLC to audit the books and accounts of the Corporation for the fiscal year ended December 31, 2010.  ParenteBeard LLC has served as the Corporation’s independent registered public accounting firm since October 1, 2009, when the Corporation’s prior auditing firm, Beard Miller Company LLP (“BMC”), merged into ParenteBeard LLC.  BMC served as the Corporation’s independent registered public accounting firm between 2006 and October 1, 2009.  ParenteBeard LLC has advised the Corporation that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Corporation other than as independent public auditors.  A representative of ParenteBeard LLC is not expected to be present at this year’s Annual Meeting of Shareholders.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for 2010.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee.  The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

AUDIT FEES AND SERVICES

On October 1, 2009, the Corporation was notified that the audit practice of BMC was combined with ParenteBeard LLC.  As a consequence, on that same date, BMC resigned as the Corporation’s independent registered public accounting firm.  BMC’s report of independent registered public accounting firm regarding the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the Corporation did not have any disagreements with BMC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BMC, would have caused it to make reference to such disagreement in its reports.  During the years ended December 31, 2008 and 2007 and the subsequent period through October 1, 2009, the Corporation did not have any “reportable events” as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

Prior to engaging ParenteBeard LLC, the Corporation did not consult with ParenteBeard LLC regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard LLC on the Corporation’s consolidated financial statements, and ParenteBeard LLC did not provide any written or oral advice that was an important factor considered by the Corporation in reaching a decision as to any such accounting, auditing or financial reporting issue.

The following table shows the fees paid or accrued by the Corporation in 2009 and 2008 for the audit and other services provided by ParenteBeard LLC and its predecessor, BMC, for those years:

	FY 2009	FY 2008
Audit Fees	$269,558	$285,471
Audit Related Fees	7,600	5,800
Tax Fees	-	4,139
All Other Fees	-	-
Total	$277,158	$293,410

Audit Fees for 2009 and 2008 include fees associated with the annual audits, the reviews of the Corporation’s quarterly reports on Form 10-Q, and the attestation of management’s reports on internal control over financial reporting contained in the Annual Reports on Form 10-K for those years.  Audit-Related Fees for 2009 and  2008 include fees associated with the filing of a Registration Statement on Form S-3.  Tax Fees relate to tax planning.

The Audit Committee has reviewed summaries of the services provided by ParenteBeard LLC and BMC and the related fees and has determined that the provision of non-audit services was compatible with maintaining the independence of ParenteBeard, LLC and, during the time it served as the Corporation’s independent registered public accounting firm, BMC.

It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the Corporation’s independent registered public accounting firm’s audit.  All of the 2009 and 2008 services described above were pre-approved by the Audit Committee.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 4)

As stated above, the Recovery Act was signed into law on February 17, 2009.  In addition to a wide variety of programs intended to stimulate the economy, the Recovery Act imposes significant new requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds through TARP, including institutions like the Corporation that participated in the CPP prior to the enactment of the Recovery Act.  These restrictions apply until a participant repays the financial assistance received through TARP (the “TARP Period”).

One of the requirements is that any proxy for a meeting of shareholders at which directors are to be elected which is held during the TARP Period permit a non-binding advisory vote on the compensation of the executive officers of the TARP participant, as described in the participant’s proxy statement.  This advisory vote is commonly referred to as a “Say on Pay” proposal.

As a shareholder, you are being provided with the opportunity to endorse or not endorse the Corporation’s executive compensation program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the Corporation’s executive officers, as described in the sections of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS” AND “REMUNERATION OF EXECUTIVE OFFICERS”.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors.  The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors and its Compensation Committee believe that the Corporation’s compensation policies and procedures are reasonable in comparison both to the Corporation’s peer group and to the Corporation’s relatively strong performance during 2009.  The Board of Directors and its Compensation Committee also believe that the Corporation’s compensation program strongly aligns with the interests of shareholders in the long-term value of the Corporation as well as the components that drive long-term value.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the Corporation’s executive compensation program and policies.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement and voted on by the shareholders at the 2011 Annual Meeting of Shareholders must submit such proposal in writing, including all supporting materials, to the Corporation at its principal office no later than November 26, 2010 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement.  Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2011 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Corporation’s proxy statement for such meeting, then the Corporation must receive the proposal by February 10, 2011 (45 days before the date of mailing based on this year’s proxy statement date) for it to be considered timely received.  If notice of a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors

CARISSA L. RODEHEAVER
Secretary

APPENDIX A

SHAREHOLDER RESOLUTION APPROVING CHARTER AMENDMENT

RESOLVED, that the Amended and Restated Articles of Incorporation of First United Corporation be, and they hereby are, amended by deleting Article FIFTH in its entirety and substituting the following in lieu thereof:

“FIFTH:  The number of Directors of the Corporation shall be not less than three (3) nor more than twenty-five (25). The number of Directors may be increased or decreased in accordance with the Bylaws of the Corporation.  At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify; provided, however, that directors who were serving as such at the adjournment of the 2010 Annual Meeting of Shareholders shall continue to serve as directors until the expiration of their then current terms and until their successors are duly elected and qualify.”

APPENDIX B

Notice of Internet Availability of Proxy Materials for
2010 Annual Meeting of Shareholders

First United Corporation hereby notifies you that the proxy materials for the 2010 Annual Meeting of Shareholders are available on the Internet.  We have chosen to furnish proxy materials through the Internet, rather than by sending paper copies to you, because we believe this method allows us to provide you with the information needed to vote your shares while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.  Follow the instructions below to view the proxy materials and vote through the Internet or by telephone, to request copies of the proxy materials, and/or to vote in person.  The matters to be voted on and the location of the Annual Meeting are stated on the reverse side of this notice.  Your vote is important.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on May 13, 2010

1.         This communication is not a form for voting and presents only an overview of the more complete proxy materials available to you on the Internet, which contain important information about the Annual Meeting.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.         The Proxy Statement for the 2010 Annual Meeting of Shareholders, the related Proxy Card, and the 2009 Annual Report to Shareholders (including First United Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009) are available at:  http://www.stocktrans.com/eproxy/firstunited2010.

3.         If you want to receive paper or e-mail copies of the proxy materials identified above in Item 2, you must request them.  There is no charge to you for requesting copies of these proxy materials.  Please make your request for a copy as instructed below on or before April 5, 2010 to facilitate timely delivery.

You may vote through the Internet, by phone, by mail or in person.

If you wish to vote through the Internet, you must go to the website provided on the Proxy Card, enter your “Proxy Control Number” (which can be found at the bottom right corner of the reverse side of this notice) and follow the online instructions to cast your vote.

If you wish to vote by telephone, you must call the toll-free number listed on the Proxy Card, enter your Proxy Control Number and follow the prompts to cast your vote.

If you wish to vote by mail, you should either print out the Proxy Card available at the Internet website identified above or request a copy of the proxy materials, including the Proxy Card, and then mark the Proxy Card accordingly, date and sign the Proxy Card, and return the Proxy Card to us at the address indicated on the Proxy Card.

If you wish to vote in person, you should attend the Annual Meeting and cast your vote.  To help us plan for the Annual Meeting, if you plan to attend in person we ask that you print the Proxy Card available at the Internet website stated above, check the box that you plan to attend, and return it to us at the address indicated on the Proxy Card (your failure to do this, however, will not prevent you from voting in person).

To request a paper copy or an e-mail copy of the proxy materials or directions to the 2010 Annual Meeting, either:

•	Call our toll-free number – (866) 360-7311; or
•	Visit our website at http://www.stocktrans.com/eproxy/firstunited2010; or
•	Send us an e-mail at proxynotice@stocktrans.com.

If you request documents by e-mail, please clearly identify the documents you are requesting, reference “First United Corporation”, provide your name and your Proxy Control Number, and the name and physical address or electronic address (if you are requesting an e-mail copy) to which the documents should be mailed.

First United Corporation – 2010 Annual Meeting

The 2010 Annual Meeting of Shareholders will be held at 10:00 a.m., Eastern Standard Time, on May 13, 2010 at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541.

Proposals to be voted on at the meeting are listed below along with the recommendations of the Board of Directors.

1.	Election of the following five (5) Class III Directors:
01	M. Kathryn Burkey
02	I. Robert Rudy
03	Richard G. Stanton
04	Robert G. Stuck
05	H. Andrew Walls, III

The Board of Directors recommends that you vote FOR all nominees

2.	Approval of a Charter amendment declassifying the Board of Directors

The Board of Directors recommends that you vote FOR amendment.

3.	Ratification of appointment of ParenteBeard LLC (formerly Beard Miller Company LLP) to serve as the Corporation’s independent registered public accounting firm for fiscal year 2010.

The Board of Directors recommends that you vote FOR ratification.

4.	Approval of the Corporation’s executive compensation program and policies (non-binding advisory vote).

The Board of Directors recommends that you vote FOR approval of executive compensation.

5.	Such other matters as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE.  To vote your shares, you must vote through the Internet, by telephone, by returning a signed and dated Proxy Card to the Corporation, or by attending the Annual Meeting in person and casting your vote.

By Order of the Board of Directors,

William B. Grant
Chairman and CEO

Your Proxy Control Number _______________

APPENDIX C
FORM OF PROXY
FIRST UNITED CORPORATION
P.O. Box 9, Oakland, MD 21550-0009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Helen M. Bittinger and Heather M. Broadwater, and each of them, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as below all the shares of Common Stock of First United Corporation held of record by the undersigned on February 26, 2010 at the Annual Meeting of Shareholders to be held on May 13, 2010 and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement

THIS PROXY WILL BE VOTED AS SPECIFIED.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THE PROXIES NAMED HEREIN INTEND TO VOTE THIS PROXY “FOR ALL NOMINEES” IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING PURSUANT TO PROPOSAL 5.

Important Notice Regarding the Availability of Proxy Materials For the Shareholder Meeting to be Held on May 13, 2010:

This form of Proxy, the related Proxy Statement, and First United Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K) are available at www.stocktrans.com/eproxy/firstunited2010.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1.			The Board of Directors recommends a vote “FOR” Proposal 4.
1. Election of the following five (5) Class III Directors to serve until the 2013 Annual
Meeting of Shareholders and until their successors are duly elected and qualify.			4. Approve the Corporation’s executive compensation program and policies (non-binding advisory vote).

Class III (term expires 2013)			FOR ☐ AGAINST ☐ ABSTAIN ☐
	☐	FOR ALL NOMINEES
01 M. Kathryn Burkey
02 I. Robert Rudy	☐	WITHHOLD AUTHORITY
03 Richard G. Stanton		FOR ALL NOMINEES
04 Robert G. Stuck
05 H. Andrew Walls, III	☐	FOR ALL EXCEPT	5. In their discretion, the Proxies are authorized to
		(see instruction below)	vote upon such other business as may properly come before the meeting and any adjournments or
INSTRUCTION:  The withholding of a vote will be counted as a vote against a nominee.  To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through that nominee’s name in the list above.

postponements thereof.
The Board of Directors recommends a vote “FOR” Proposal 2. 2. To approve a Charter amendment declassifying the Board of Directors FOR ☐ AGAINST ☐ ABSTAIN ☐

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF THE AFORESAID ANNUAL MEETING OF SHAREHOLDERS

Date:  _______________________, 2010

_________________________________
Signature

_________________________________
Signature

NOTE:  Please sign exactly as name appears hereon.  Joint holders should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing.  If a corporation or other entity, please sign in full corporate or entity name by authorized person.

Address Change/Comments:

The Board of Directors recommends a vote “FOR” Proposal 3.

3. Ratification of the appointment of ParenteBeard, LLC (formerly Beard Miller Company LLP) as the Corporation’s independent registered public accounting firm for 2010.

FOR ☐        AGAINST ☐        ABSTAIN ☐

VOTE BY INTERNET: Log-on to www.votestock.com; Enter your control number printed above; Vote your proxy by checking the appropriate boxes; Click on “Accept Vote”.

VOTE BY TELEPHONE:  After you call the phone number below, you will be asked to enter  your control number printed above. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone.

VOTE BY MAIL:  If you do not wish to vote over the Internet or by telephone, please complete, sign and date the accompanying proxy card and return it in the pre-paid envelope provided.

You may vote by Internet or telephone 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 p.m., prevailing time, on May 12, 2010.
Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.